                                                                   Exhibit 99.02

                                 Citigroup Inc.

       Index to Supplemental Condensed Consolidated Financial Statements
                               (Unaudited)for the
                        Three Months Ended March 31, 1998
--------------------------------------------------------------------------------


Supplemental Financial Statements (unaudited):                                                                     Page No.
         Supplemental Condensed Consolidated Statement of Income (Unaudited) -
              Three Months Ended March 31, 1998 and 1997                                                              1

         Supplemental Condensed Consolidated Statement of Financial Position -
              March 31, 1998 (Unaudited) and December 31, 1997                                                        2

         Supplemental Condensed Consolidated Statement of Changes in Stockholders' Equity
              (Unaudited) - Three Months Ended March 31, 1998                                                         3

         Supplemental Condensed Consolidated Statement of Cash Flows (Unaudited) -
              Three Months Ended March 31, 1998 and 1997                                                              4

         Notes to Supplemental Condensed Consolidated Financial Statements (Unaudited)                                5

Management's Discussion and Analysis of Financial Condition and Results of Operations                                11

Other Financial Information                                                                                          50

                         CITIGROUP INC. AND SUBSIDIARIES
       SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)

                                                                                                   Three Months Ended March 31,
                                                                                         ------------------------------------------
In Millions, Except per Share Amounts                                                            1998                  1997
---------------------------------------------------------------------------------------- --------------------- --------------------
Revenues
Loan interest, including fees                                                                   $  5,344              $  4,955
Other interest and dividends                                                                       5,787                 4,706
Insurance premiums                                                                                 2,340                 2,224
Commissions and fees                                                                               2,875                 2,558
Principal transactions                                                                             1,365                 1,257
Asset management and administration fees                                                             498                   389
Realized gains from sales of investments                                                             378                   123
Other income                                                                                         850                   737
                                                                                         --------------------- ---------------------
   Total revenues                                                                                 19,437                16,949
   Interest expense                                                                                6,641                 5,431
                                                                                         --------------------- ---------------------
   Total revenues, net of interest expense                                                        12,796                11,518
---------------------------------------------------------------------------------------- --------------------- ---------------------
Provisions for benefits, claims and credit losses
Policyholder benefits and claims                                                                   1,994                 1,905
Provision for credit losses                                                                          595                   493
                                                                                         --------------------- ---------------------
   Total provisions for benefits, claims and credit losses                                         2,589                 2,398
---------------------------------------------------------------------------------------- --------------------- ---------------------
Operating expenses
Non-insurance compensation and benefits                                                            3,491                 3,208
Insurance underwriting, acquisition and operating                                                    812                   805
Other operating                                                                                    2,436                 2,149
                                                                                         --------------------- ---------------------
   Total operating expenses                                                                        6,739                 6,162
---------------------------------------------------------------------------------------- --------------------- ---------------------
Income before income taxes and minority interest                                                   3,468                 2,958
Provision for income taxes                                                                         1,249                 1,094
Minority interest, net of income taxes                                                                58                    49
---------------------------------------------------------------------------------------- --------------------- ---------------------
Net income                                                                                      $  2,161              $  1,815
---------------------------------------------------------------------------------------- --------------------- ---------------------

Basic Earnings Per Share:
Net income                                                                                     $    0.94             $    0.77
---------------------------------------------------------------------------------------- --------------------- ---------------------
Weighted average common shares outstanding                                                       2,243.3               2,257.4
---------------------------------------------------------------------------------------- --------------------- ---------------------

Diluted Earnings Per Share:
Net income                                                                                     $    0.90             $    0.74
---------------------------------------------------------------------------------------- --------------------- ---------------------
Adjusted weighted average common shares outstanding                                              2,328.6               2,371.3
---------------------------------------------------------------------------------------- --------------------- ---------------------

See Notes to Supplemental Condensed Consolidated Financial Statements

                         CITIGROUP INC. AND SUBSIDIARIES
       SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

 In Millions of Dollars                                                                        March 31, 1998     December 31, 1997
 ---------------------------------------------------------------------------------------- --------------------- --------------------
                                                                                              (Unaudited)
 Assets
 Cash and cash equivalents (including segregated cash and other deposits)                      $   12,033            $   12,618
 Deposits at interest with banks                                                                   13,787                13,049
 Investments                                                                                       96,798                91,633
 Federal funds sold and securities borrowed or purchased under agreements to resell               137,794               119,967
 Brokerage receivables                                                                             41,303                15,627
 Trading account assets                                                                           164,307               180,088
 Loans, net
    Consumer                                                                                      117,313               119,097
    Commercial                                                                                     85,935                79,509
                                                                                          --------------------- --------------------
    Loans, net of unearned income                                                                 203,248               198,606
    Allowance for credit losses                                                                    (6,159)               (6,137)
                                                                                          --------------------- --------------------
      Total loans, net                                                                            197,089               192,469
 Reinsurance recoverables                                                                           9,622                 9,579
 Separate and variable accounts                                                                    12,943                11,319
 Other assets                                                                                      53,145                51,035
                                                                                          --------------------- --------------------
    Total assets                                                                                 $738,821              $697,384
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Liabilities
 Deposits                                                                                        $214,719              $199,121
 Investment banking and brokerage borrowings                                                       18,195                11,464
 Short-term borrowings                                                                             14,155                14,028
 Long-term debt                                                                                    48,697                47,387
 Federal funds purchased and securities loaned or sold under agreements to repurchase             129,418               132,103
 Brokerage payables                                                                                56,624                12,763
 Trading account liabilities                                                                       96,468               127,152
 Contractholder funds and separate and variable accounts                                           28,120                26,157
 Insurance policy and claims reserves                                                              43,766                43,782
 Other liabilities                                                                                 41,935                38,301
                                                                                          -----------------------------------------

    Total liabilities                                                                             692,097               652,258
 ---------------------------------------------------------------------------------------- -----------------------------------------

 Redeemable preferred stock - Series I                                                                280                   280
 ---------------------------------------------------------------------------------------- -----------------------------------------
 Citigroup or subsidiary obligated mandatorily redeemable preferred securities of
 subsidiary trusts holding solely junior subordinated debt securities of --  Parent                 1,200                 1,000
 ---------------------------------------------------------------------------------------- --------------------- --------------------
                                                                         --  Subsidiary             2,395                 1,995
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Stockholders' equity
 Preferred stock ($1.00 par value; authorized shares: 30 million), at aggregate
   liquidation value                                                                                3,050                 3,353
 Common stock ($.01 par value; authorized shares: 6.0 billion;
   issued shares: 1998 - 2,509,028,980 and 1997 - 2,499,949,682)                                       25                    25
 Additional paid-in capital                                                                        12,963                12,471
 Retained earnings                                                                                 33,698                32,002
 Treasury stock, at cost (1998 - 228,273,005 shares and 1997 - 220,026,597 shares)                 (7,359)               (6,595)
 Accumulated other changes in equity from nonowner sources                                          1,152                 1,057
 Unearned compensation                                                                               (680)                 (462)
                                                                                          ---------------------- -------------------

    Total stockholders' equity                                                                     42,849                41,851
 ---------------------------------------------------------------------------------------- --------------------- --------------------
    Total liabilities and stockholders' equity                                                   $738,821              $697,384
 ---------------------------------------------------------------------------------------- --------------------- --------------------

See Notes to Supplemental Condensed Consolidated Financial Statements

                         CITIGROUP INC. AND SUBSIDIARIES
            SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CHANGES
                       IN STOCKHOLDERS' EQUITY (Unaudited)

                                                                                              Three Months Ended March 31, 1998
                                                                                          -----------------------------------------
 In Millions of Dollars                                                                          Amount                Shares
 ---------------------------------------------------------------------------------------- --------------------- -------------------
 Preferred stock, at aggregate liquidation value                                                                    (in thousands)

 Balance, beginning of year                                                                      $  3,353                14,831
 Redemption or retirement of preferred stock                                                         (303)               (3,031)
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Balance, end of period                                                                             3,050                11,800
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Common stock and additional paid-in capital
 Balance, beginning of year                                                                        12,496             2,499,950
 Conversion of preferred stock to common stock                                                        153                 6,942
 Exercise of common stock warrants                                                                     27                 2,137
 Issuance of shares pursuant to employee benefit plans                                                318
 Other                                                                                                 (6)
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Balance, end of period                                                                            12,988             2,509,029
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Retained earnings
 Balance, beginning of year                                                                        32,002
 Net income                                                                                         2,161
 Common dividends                                                                                    (405)
 Preferred dividends                                                                                  (60)
 ---------------------------------------------------------------------------------------- ---------------------
 Balance, end of period                                                                            33,698
 ---------------------------------------------------------------------------------------- ---------------------
 Treasury stock, at cost
 Balance, beginning of year                                                                        (6,595)             (220,027)
 Issuance of shares pursuant to employee benefit plans, net of shares
   tendered for payment of option exercise price and withholding taxes                                141                 9,414
 Treasury stock acquired                                                                             (905)              (17,660)
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Balance, end of period                                                                            (7,359)             (228,273)
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Accumulated other changes in equity from nonowner sources
 Balance, beginning of year                                                                         1,057
 Net change in unrealized gains and losses on investment securities, net of tax                        90
 Net translation adjustments, net of tax                                                                5
 ---------------------------------------------------------------------------------------- ---------------------
 Balance, end of period                                                                             1,152
 ---------------------------------------------------------------------------------------- ---------------------
 Unearned compensation
 Balance, beginning of year                                                                          (462)
 Issuance of restricted stock, net of amortization                                                   (218)
 ---------------------------------------------------------------------------------------- ---------------------
 Balance, end of period                                                                              (680)
 ---------------------------------------------------------------------------------------- ---------------------
 Total common stockholders' equity and common shares outstanding                                   39,799             2,280,756
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Total stockholders' equity                                                                       $42,849
 ---------------------------------------------------------------------------------------- --------------------- --------------------

See Notes to Supplemental Condensed Consolidated Financial Statements

                         CITIGROUP INC. AND SUBSIDIARIES
     SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

                                                                                                Three Months Ended March 31,
                                                                                           -----------------------------------------
In Millions of Dollars                                                                           1998                  1997
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
Net Income                                                                                       $ 2,161               $ 1,815
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Amortization of deferred policy acquisition costs and value of insurance in force                363                   354
    Additions to deferred policy acquisition costs                                                  (418)                 (446)
    Other non-cash changes                                                                           950                   718
    Change in trading account assets                                                              15,781                (8,126)
    Change in trading account liabilities                                                        (30,684)                4,609
    Change in Federal funds sold and securities purchased under agreements to resell             (17,827)              (15,381)
    Change in Federal funds purchased and securities sold under agreements to repurchase          (2,685)               18,189
    Change in brokerage receivables net of brokerage payables                                     18,185                (1,232)
    Net gain on sale of securities                                                                  (378)                 (123)
    Venture capital activity                                                                        (258)                 (142)
    Other, net                                                                                     1,587                  (255)
------------------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                            (13,223)                  (20)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
Change in deposits at interest with banks                                                           (738)                 (945)
Change in loans                                                                                  (44,747)              (27,741)
Proceeds from sales of loans                                                                      39,631                27,444
Purchases of investments                                                                         (22,160)              (24,818)
Proceeds from sales of investments                                                                10,694                14,602
Proceeds from maturities of investments                                                            8,438                 5,528
Other investments, primarily short-term, net                                                        (866)                 (579)
Capital expenditures on premises and equipment                                                      (397)                 (369)
Proceeds from sales of premises and equipment, subsidiaries and affiliates,
  and other real estate owned                                                                        145                   230
Other, net                                                                                            75                   (62)
------------------------------------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                                                           (9,925)               (6,710)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
Dividends paid                                                                                      (469)                 (430)
Issuance of common stock                                                                              90                   131
Issuance of redeemable preferred stock of subsidiaries                                               600                   450
Redemption of preferred stock                                                                       (303)                 (175)
Treasury stock acquired                                                                             (905)                 (952)
Stock tendered for payment of withholding taxes                                                     (315)                  (97)
Issuance of long-term debt                                                                         3,367                 3,750
Payments and redemptions of long-term debt                                                        (2,018)               (3,090)
Change in deposits                                                                                15,598                 3,893
Change in short-term borrowings including investment banking and
  brokerage borrowings                                                                             6,860                 2,923
Contractholder fund deposits                                                                       1,213                   798
Contractholder fund withdrawals                                                                     (879)                 (727)
Other, net                                                                                          (220)                  (29)
------------------------------------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities                                                       22,619                 6,445
------------------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                                         (56)                  (97)
------------------------------------------------------------------------------------------------------------------------------------
Change in cash and cash equivalents                                                                 (585)                 (382)
Cash and cash equivalents at beginning of period                                                  12,618                10,165
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                       $12,033               $ 9,783
------------------------------------------------------------------------------------------------------------------------------------
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes                                                     $   639               $   495
Cash paid during the period for interest                                                         $ 6,192               $ 5,056
Non-cash investing activities:
Transfers from loans to OREO and assets pending disposition                                      $    57               $    93
------------------------------------------------------------------------------------------------------------------------------------

See Notes to Supplemental Condensed Consolidated Financial Statements

                         Citigroup Inc. and Subsidiaries
  Notes to Supplemental Condensed Consolidated Financial Statements (Unaudited)

1.   Merger with Citicorp

     As discussed in Note 1 of Notes to Supplemental Consolidated Financial Statements as of December 31, 1997 and for the three years then ended (included herewith as Exhibit 99.01), on October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) in a transaction accounted for as a pooling of interests. Accordingly, the supplemental condensed consolidated financial statements presented herein reflect the combined results of TRV and Citicorp as if the merger had been in effect for all periods. The following table sets forth the results of operations for the separate companies and the combined amounts for the three months ended March 31, 1998 and 1997.

                                                                                                 Three Months Ended March 31,
                                                                                           ----------------------------------------
       In Millions of Dollars                                                                      1998                 1997
       ----------------------------------------------------------------------------------- --------------------- ------------------
       Revenues:
            TRV                                                                                  $10,368              $  8,700
            Citicorp                                                                               9,069                 8,249
                                                                                           --------------------- ------------------
                Citigroup                                                                        $19,437               $16,949
                                                                                           --------------------- ------------------
       Net Income:
            TRV                                                                                   $1,093               $   815
            Citicorp                                                                               1,065                   995
            SFAS No. 106 Adjustment (1)                                                                3                     3
            Other (2)                                                                                  -                     2
                                                                                           --------------------- ------------------
                Citigroup                                                                         $2,161                $1,815
       ----------------------------------------------------------------------------------- --------------------- ------------------

(1) Adjusted to reflect the adoption by Citicorp of the immediate recognition of the transition obligation under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" effective January 1, 1993, to conform to the method used by TRV.

(2) Other adjustments have been made to conform the accounting policies of the companies and to record the related tax effects of these adjustments.
--------------------------------------------------------------------------------

2.   Basis of Presentation

     The accompanying supplemental condensed consolidated financial statements as of March 31, 1998 and for the three-month periods ended March 31, 1998 and 1997 are unaudited and include the accounts of Citigroup Inc. and its subsidiaries, including Citicorp (collectively, the Company). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been reflected. The supplemental condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the supplemental consolidated financial statements and related notes of Citigroup Inc. and subsidiaries for the years ended December 31, 1997, 1996 and 1995 (the 1997 Supplemental Financial Statements).

     Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles, but is not required for interim reporting purposes, has been condensed or omitted.

     Certain reclassifications have been recorded to conform the accounting policies and presentations of Citicorp and TRV.

3.   Changes in Accounting Principles

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No.
     130), which addresses the manner in which total changes in equity from nonowner sources are presented in the financial statements, including unrealized gains and losses on securities available for sale and foreign currency translation. The table on the next page sets forth the Company's total changes in equity from nonowner sources under SFAS No. 130 for the three months ended March 31, 1998 and 1997.

Notes to Supplemental Condensed Consolidated Financial Statements (Unaudited)

                                                                                                 Three Months Ended March 31,
                                                                                           -----------------------------------------
       In Millions of Dollars                                                                      1998                 1997
       ----------------------------------------------------------------------------------- --------------------- -------------------
       Net income                                                                                 $2,161                $1,815
       Other changes in equity from nonowner sources, net of tax                                      95                  (629)
                                                                                           --------------------- -------------------
          Total changes in equity from nonowner sources                                           $2,256                $1,186
       ----------------------------------------------------------------------------------- --------------------- -------------------

     At March 31, 1998 and December 31, 1997, accumulated other changes in equity from nonowner sources on the supplemental condensed consolidated statement of financial position include the after-tax amounts for net unrealized gains on investments available for sale of $1,782 million and $1,692 million, respectively, and foreign currency translation of $(630) million and $(635) million, respectively.

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 127 (SFAS No. 127), "Deferral of the Effective Date of Certain Provisions of SFAS 125," which was effective for transfers and pledges of certain financial assets and collateral made after December 31, 1997. The adoption of SFAS No. 127 created additional assets and liabilities on the Company's supplemental condensed consolidated statement of financial position related to the recognition of securities provided and received as collateral. At March 31, 1998, the impact of SFAS No. 127 on the Company's supplemental condensed consolidated statement of financial position was an increase to total assets and liabilities of approximately $15 billion. In addition, as a result of SFAS No. 127, certain inventory positions, primarily Foreign government securities, have been reclassified to receivables or payables.

4.   Earnings Per Share

                                                                                                 Three Months Ended March 31,
                                                                                           ----------------------------------------
       In  Millions, Except per Share Amounts                                                      1998                 1997
       ----------------------------------------------------------------------------------- --------------------- ------------------
       Net income                                                                                 $2,161                $1,815
       Preferred dividends                                                                           (63)                  (74)
                                                                                           --------------------- ------------------
       Income available to common stockholders for
          basic EPS                                                                                2,098                 1,741
       Effect of dilutive securities                                                                   6                    10
                                                                                           --------------------- ------------------
       Income available to common stockholders
         for diluted EPS                                                                          $2,104                $1,751
                                                                                           --------------------- ------------------

       Weighted average common shares
         outstanding applicable to basic EPS                                                       2,243.3               2,257.4
       Effect of dilutive securities:
          Convertible securities                                                                      13.2                  26.7
          Options                                                                                     45.3                  57.2
          Warrants                                                                                     6.1                   7.0
          Restricted stock                                                                            20.7                  23.0
                                                                                           --------------------- ------------------
       Adjusted weighted average common shares
         outstanding applicable to diluted EPS                                                     2,328.6               2,371.3
                                                                                           --------------------- ------------------

       Basic earnings per share                                                                       $0.94                 $0.77
                                                                                           --------------------- ------------------

       Diluted earnings per share                                                                     $0.90                 $0.74
       ----------------------------------------------------------------------------------- --------------------- ------------------

5.   Investments

     Investments, which are owned principally by the banking and insurance subsidiaries and are broadly diversified along industry, product, and geographic lines, consisted of the following:


                                                                                                March 31,           December 31,
       In Millions of Dollars                                                                      1998                 1997
       ----------------------------------------------------------------------------------- --------------------- ------------------
       Fixed maturity, primarily available for sale at fair value                                $81,225               $77,920
       Equity securities, at fair value                                                            3,948                 3,928
       Venture capital, at fair value (1)                                                          2,857                 2,599
       Short-term and other                                                                        8,768                 7,186
                                                                                           --------------------- ------------------
                                                                                                 $96,798               $91,633
       ----------------------------------------------------------------------------------- --------------------- ------------------

(1) For the three months ended March 31, 1998, net gains on investments held by venture capital subsidiaries totaled $264 million, of which $300 million and $57 million represented gross unrealized gains and losses, respectively. For the three months ended March 31, 1997, net gains on investments held by venture capital subsidiaries totaled $93 million, of which $72 million and $12 million, represented gross unrealized gains and losses, respectively.
--------------------------------------------------------------------------------

     The amortized cost and fair value of investments in fixed maturity and equity securities at March 31, 1998 and December 31, 1997 were as follows:

                                                                  March 31, 1998                       December 31, 1997 (1)
                                               ------------ ------------- ------------ ------------- --------------------------
                                                               Gross         Gross
                                                Amortized    Unrealized   Unrealized       Fair       Amortized       Fair
 In Millions of Dollars                           Cost         Gains        Losses        Value         Cost         Value
 --------------------------------------------- ------------ ------------- ------------ ------------- ------------ -------------
 Fixed maturity securities held to maturity,
    principally mortgage- backed securities   $        38   $        8   $          -  $       46    $        41  $        50

 Fixed maturity securities available for
    sale
 Mortgage-backed securities, principally
    obligations of U.S. Federal agencies      $     9,737   $      295   $          8  $    10,024   $     9,795  $    10,099
 U.S. Treasury and Federal agency                   8,859          305              9        9,155         6,816        7,128
 State and municipal                               11,441          571            126       11,886        10,351       10,817
 Foreign government                                18,720          877            189       19,408        19,381       19,996
 U.S. corporate                                    23,679          928            141       24,466        23,306       24,137
Other debt securities                               6,118          176             46        6,248         5,625        5,702
                                              ------------ ------------- ------------ ------------- ------------ -------------
                                              $    78,554   $    3,152   $        519  $    81,187   $    75,274  $    77,879
                                              ------------ ------------- ------------ ------------- ------------ -------------

Equity securities (2)                         $     3,564   $      440   $         56  $     3,948   $     3,661  $     3,928
--------------------------------------------- ------------ ------------- ------------ ------------- ------------ -------------

 Securities available for sale include:
    Government of Brazil Brady Bonds          $     1,244   $      548   $         -   $     1,792   $     1,436  $     2,048
    Government of Venezuela Brady Bonds               535            -            44           491           535          480
--------------------------------------------- ------------ ------------- ------------ ------------- ------------ ------------

(1) At December 31, 1997, gross unrealized gains and losses on fixed maturity securities and equity securities totaled $3,586 million and $705 million, respectively.
(2) Includes non-marketable equity securities carried at cost which are reported in both the amortized cost and fair values columns.

6.   Trading Account Assets and Liabilities


                                                                                                       March 31,      December 31,
       In Millions of Dollars                                                                            1998             1997
       -------------------------------------------------------------------------------------------- ---------------- --------------
       Trading Account Assets
       U.S. Treasury and Federal agency securities                                                    $  53,609        $  56,007
       State and municipal securities                                                                     3,234            3,255
       Foreign government securities                                                                     31,157           50,924
       Corporate and other debt securities                                                               19,096           16,637
       Derivative and other contractual commitments (1)(2)                                               35,044           34,585
       Equity securities                                                                                 10,106            9,236
       Mortgage loans and collateralized mortgage securities                                              4,721            3,160
       Commodities                                                                                        1,328            1,274
       Other                                                                                              6,012            5,010
                                                                                                    ---------------- --------------
                                                                                                       $164,307         $180,088
                                                                                                    ---------------- --------------
       Trading Account Liabilities
       Securities sold, not yet purchased                                                             $  58,389        $  90,247
       Derivative and other contractual commitments (1)(2)                                               38,079           36,905
                                                                                                    ---------------- --------------
                                                                                                       $ 96,468         $127,152
       -------------------------------------------------------------------------------------------- ---------------- --------------

(1) Net of master netting agreements. In addition, the asset balances at March 31, 1998 and December 31, 1997 are reduced by $50 million of credit loss reserves. See page 17 for additional explanation.

(2) Deferred revenue on derivative and foreign exchange contracts, which is reported in Other liabilities and attributable to ongoing costs such as servicing and credit considerations, totaled $394 million and $391 million at March 31, 1998 and December 31, 1997, respectively.
-------------------------------------------------------------------------------

7.   Derivative and Foreign Exchange Contracts

     The table that follows presents the aggregate notional principal amounts of Citigroup's outstanding derivative, foreign exchange and commodities products and related risks at March 31, 1998 and December 31, 1997, along with the related balance sheet credit exposure. Additional information concerning Citigroup's derivative, foreign exchange, and commodities products and related risks and activities, including a description of accounting policies, and credit and market risk management process is provided in Notes 1 and 21 of Notes to the 1997 Supplemental Financial Statements.

                                                                         Notional Principal                  Balance Sheet
                                                                              Amounts                     Credit Exposure (1)
                                                                   ----------------------------------------------------------------
                                                                       Mar. 31,        Dec. 31,         Mar. 31,         Dec. 31,
        In Billions of Dollars                                           1998            1997             1998             1997
        ---------------------------------------------------------- --------------- ---------------- ---------------- --------------

        Interest rate products                                         $4,795.4        $4,314.8          $17.6            $16.9
        Foreign exchange products                                       1,838.4         1,920.2           34.6             37.4
        Equity products                                                   136.5           127.0            6.0              4.0
        Commodity products                                                 30.7            32.5            0.9              1.2
        Credit derivative products                                         11.1             6.9            0.2                -
                                                                                                    ---------------- --------------
                                                                                                          59.3             59.5
        Effects of master netting agreements at Citicorp (2)                                             (23.2)           (24.1)
        Effects of securitization (3)                                                                     (1.0)            (0.8)
                                                                                                    ---------------- --------------
                                                                                                         $35.1            $34.6
        ---------------------------------------------------------- --------------- ---------------- ---------------- --------------

(1) Amounts do not reflect credit loss reserves attributable to derivative and foreign exchange contracts.

(2) Master netting agreements mitigate credit risk by permitting the offset of amounts due from and to individual counterparties in the event of counterparty default. The effect of master netting agreements at Salomon Smith Barney is reflected in the individual line items for each of the products in the table above.

(3) Citibank has securitized and sold net receivables, and the associated credit risk related to certain derivative and foreign exchange contracts via Citibank Capital Markets Assets Trust.
-------------------------------------------------------------------------------

8.   Debt

     Investment banking and brokerage borrowings consisted of the following:


       In Millions of Dollars                                                                 March 31, 1998      December 31, 1997
       ----------------------------------------------------------------------------------- --------------------- -------------------
       Commercial paper                                                                          $13,182              $  7,110
       Bank borrowings                                                                             2,271                 2,415
       Other                                                                                       2,742                 1,939
                                                                                           --------------------- -------------------
                                                                                                 $18,195               $11,464
       ----------------------------------------------------------------------------------- --------------------- -------------------

    Short-term borrowings consisted of commercial paper and other short-term borrowings outstanding as follows:


       In Millions of Dollars                                                                 March 31, 1998      December 31, 1997
       ----------------------------------------------------------------------------------- --------------------- ------------------
       Commercial paper
          Commercial Credit Company                                                              $ 3,776               $ 3,871
          Citicorp                                                                                 1,911                 1,941
          Travelers Property Casualty Corp.                                                           28                   108
                                                                                           --------------------- ------------------
                                                                                                   5,715                 5,920
       Other short-term borrowings                                                                 8,440                 8,108
                                                                                           --------------------- ------------------
                                                                                                 $14,155               $14,028
       ----------------------------------------------------------------------------------- --------------------- ------------------

    Long-term debt, including its current portion, consisted of the following:


       In Millions of Dollars                                                                 March 31, 1998      December 31, 1997
       ----------------------------------------------------------------------------------- --------------------- -------------------
       Citigroup Inc.                                                                           $  2,227              $  1,695
       Citicorp                                                                                   19,409                19,035
       Salomon Smith Barney Holdings Inc.                                                         19,373                19,064
       Commercial Credit Company                                                                   6,400                 6,300
       Travelers Property Casualty Corp.                                                           1,250                 1,249
       The Travelers Insurance Group Inc.                                                             38                    44
                                                                                           --------------------- -------------------
                                                                                                 $48,697               $47,387
       ----------------------------------------------------------------------------------- --------------------- -------------------

9.   Restructuring Charges

     As discussed in Notes 2 and 15 of Notes to the 1997 Supplemental Consolidated Financial Statements, in the fourth quarter of 1997, as a result of the merger with Salomon Inc, Salomon Smith Barney recorded a restructuring charge of $838 million ($496 million after-tax). At March 31, 1998, the reserve balance associated with the Salomon restructuring charge was $729 million, reflecting $109 million of charges principally related to severance costs.

     As discussed in Note 15 of Notes to the 1997 Supplemental Consolidated Financial Statements, during the 1997 third quarter, Citicorp recorded an $880 million charge related to cost-management programs and customer service initiatives to improve operational efficiency and productivity. Of the $880 million restructuring charge, approximately $520 million remained in the reserve as of March 31, 1998, with the difference reflecting the $245 million of equipment and premises write-downs recorded in 1997 as well as $101 million of primarily severance and related costs (of which $71 million has been paid in cash and $30 million is legally obligated), together with translation effects. Through March 31, 1998, approximately 1,172 gross direct staff positions have been reduced with 522 occurring in the 1998 first quarter.

10.  Mandatorily Redeemable Preferred Securities of Subsidiary Trusts

     In January 1998, Travelers Capital IV, a wholly owned subsidiary trust of Citigroup, issued 8 million 6.850% Trust Preferred Securities (the TRV IV Preferred Securities) with a liquidation preference of $25 per TRV IV Preferred Security to the public and 247,440 common securities to Citigroup, the proceeds of which were invested by Travelers Capital IV in $206 million of 6.850% Junior Subordinated Deferrable Interest Debentures issued by Citigroup (the Citigroup Debentures). The $206 million of Citigroup Debentures is the sole asset of Travelers Capital IV. The Citigroup Debentures mature on January 22, 2038 and are redeemable by Citigroup in whole or in part at any time after January 22, 2003. Travelers Capital IV will use the proceeds from any such redemption to redeem a like amount of TRV IV Preferred Securities and common securities. Distributions on the TRV IV Preferred Securities and common securities are cumulative and payable quarterly in arrears. Citigroup's obligations under the agreements that relate to the TRV IV Preferred Securities, the Trust and the Citigroup Debentures constitute a full and unconditional guarantee by Citigroup of the Trust's obligations under the TRV IV Preferred Securities. Upon consummation of the Citicorp merger, the name of Travelers Capital IV was changed to Citigroup Capital IV.

     In January 1998, SSBH Capital I, a wholly owned subsidiary trust of Salomon Smith Barney, issued 16 million 7.2% Trust Preferred Securities (SSBH Capital Preferred Securities) with a liquidation preference of $25 per SSBH Capital Preferred Security to the public and 494,880 common securities to Salomon Smith Barney, the proceeds of which were invested by SSBH Capital I in $412 million of 7.2% Subordinated Deferrable Interest Debentures issued by

     Salomon Smith Barney (the Salomon Smith Barney Debentures). The $412 million of Salomon Smith Barney Debentures is the sole asset of SSBH Capital I. The Salomon Smith Barney Debentures mature on January 28, 2038 and are redeemable by Salomon Smith Barney in whole or in part at any time after January 28, 2003. SSBH Capital I will use the proceeds from any such redemption to redeem a like amount of SSBH Capital Preferred Securities and common securities. Distributions on the SSBH Capital Preferred Securities and common securities are cumulative and payable quarterly in arrears. Salomon Smith Barney's obligations under the agreements that relate to the SSBH Capital Preferred Securities, the Trust and the Salomon Smith Barney Debentures constitute a full and unconditional guarantee by Salomon Smith Barney of the Trust's obligations under the SSBH Capital Preferred Securities.

11.  Regulatory Capital

     Citigroup and Citicorp are subject to risk-based capital and leverage guidelines issued by the Board of Governors of the Federal Reserve Board
     (FRB), and its U.S. insured depository institution subsidiaries, including Citibank, N.A., are subject to similar guidelines issued by their respective primary regulators. These guidelines are supplemented by a leverage ratio requirement. At March 31, 1998, regulatory capital as set forth in guidelines issued by the U.S. federal bank regulators is as follows:

                                                                      Minimum
                                                                    Requirement       Citigroup        Citicorp      Citibank, N.A.
       ---------------------------------------------------------- ---------------- ---------------- ---------------- --------------
           Tier 1 capital ratio                                        4.00%            8.38%            8.19%            7.99%
           Total capital ratio (1)                                     8.00%           10.97%           12.06%           11.87%
           Leverage ratio (2)                                          3.00%+           5.67%            6.77%            6.25%
       ---------------------------------------------------------- ---------------- ---------------- ---------------- --------------

(1)  Total capital includes Tier 1 and Tier 2.
(2)  Tier 1 capital divided by adjusted average assets.
-------------------------------------------------------------------------------

12.  Contingencies

     It is difficult to estimate the reserves for environmental and asbestos-related claims due to the vagaries of court coverage decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties.
     Conventional actuarial techniques are not used to estimate such reserves.

     The reserves carried for environmental and asbestos claims at March 31, 1998 are the Company's best estimate of ultimate claims and claim adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Currently, it is not possible to predict changes in the legal and legislative environment and their impact on the future development of asbestos and environmental claims. Such development will be affected by future court decisions and interpretations and changes in Superfund and other legislation. Because of these future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding reserves by an amount that would be material to the Company's operating results in a future period. However, the Company believes that is not likely that these claims will have a material adverse effect on the Company's financial condition or liquidity.

     In the ordinary course of business Citigroup and/or its subsidiaries are also defendants or co-defendants in various litigation matters, other than those described above. Although there can be no assurances, the Company believes, based on information currently available, that the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

CONSOLIDATED RESULTS OF OPERATIONS

                                                                                                 Three Months Ended March 31,
                                                                                          --------------------- --------------------
 In Millions, Except per Share Amounts                                                             1998                  1997
 -------------------------------------------------------------------------------------------------------------- --------------------
 Total revenues                                                                                 $19,437               $16,949
                                                                                          --------------------- --------------------
 Total revenues, net of interest expense                                                         12,796                11,518
                                                                                          --------------------- --------------------

 Net income                                                                                      $2,161                $1,815
                                                                                          --------------------- --------------------

 Earnings per share:
    Basic                                                                                     $    0.94             $    0.77
                                                                                          --------------------- --------------------
    Diluted                                                                                   $    0.90             $    0.74
                                                                                          --------------------- --------------------

 Weighted average common shares outstanding (Basic)                                             2,243.3               2,257.4
 Adjusted weighted average common shares outstanding (Diluted)                                  2,328.6               2,371.3
 ---------------------------------------------------------------------------------------- --------------------- --------------------

Merger with Citicorp

As discussed in Note 1 of Notes to Supplemental Condensed Consolidated Financial Statements, on October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (the Merger). Following the Merger, TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, approximately 1.1 billion shares of Citigroup common stock were issued in exchange for all of the outstanding shares of Citicorp common stock based on an exchange ratio of 2.5 shares of Citigroup common stock for each share of Citicorp common stock. Each share of TRV common stock automatically represents one share of Citigroup common stock. Following the exchange, former shareholders of Citicorp and TRV each own approximately 50% of the outstanding common stock of Citigroup. Each outstanding share of Citicorp preferred stock was converted into one share of a corresponding series of preferred stock of Citigroup with identical terms. The Merger has been accounted for as a pooling of interests and, accordingly, the supplemental condensed consolidated financial statements presented herein reflect the combined results of TRV and Citicorp as if the Merger had been in effect for all periods.

Results of Operations

Consolidated results of operations include the accounts of Citigroup and its subsidiaries (collectively, the Company). Consolidated net income for the quarter ended March 31, 1998 was $2.161 billion, compared to $1.815 billion in the 1997 comparable period. Income from operations for the first quarter of 1998 increased $346 million or 19% over the comparable period in 1997, reflecting improved performance at all business units.

       SEGMENT RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997

THE BUSINESSES OF CITIGROUP

Citigroup is a diversified, integrated financial services company engaged in banking, investment services, life and property and casualty insurance services, and consumer finance. The following table presents net income for these industry segments for the three months ended March 31, 1998 and 1997.


Net Income

                                                                                                 Three Months Ended March 31,
                                                                                          ------------------------------------------
 In Millions of Dollars                                                                            1998                  1997
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Banking Services                                                                                $1,068                 $ 998
 Investment Services                                                                                503                   412
 Life Insurance Services                                                                            263                   184
 Property & Casualty Insurance Services                                                             289                   224
 Consumer Finance Services                                                                           60                    49
 Corporate and Other                                                                                (22)                  (52)
                                                                                          --------------------- --------------------
                                                                                                 $2,161                $1,815
 ---------------------------------------------------------------------------------------- --------------------- --------------------

The following discussions present in more detail each segment's performance.

BANKING SERVICES

SUMMARY OF FINANCIAL RESULTS

                                                                                                 Three Months Ended March 31,
                                                                                          ------------------------------------------
 In Millions of Dollars                                                                           1998                  1997
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Net interest revenue                                                                            $2,839                $2,804
 Commissions, fees and other income                                                               2,766                 2,392
                                                                                          --------------------- --------------------
 Total revenue, net of interest expense                                                           5,605                 5,196
                                                                                          --------------------- --------------------
 Provision for credit losses                                                                        507                   423
 Other operating expense                                                                          3,389                 3,164
                                                                                          --------------------- --------------------
 Total operating expense                                                                          3,896                 3,587
                                                                                          --------------------- --------------------
 Income before taxes                                                                              1,709                 1,609
 Income taxes                                                                                       641                   611
                                                                                          --------------------- --------------------
 Net income                                                                                      $1,068                $  998
 ---------------------------------------------------------------------------------------- --------------------- --------------------

Citicorp net income for the 1998 first quarter was $1.068 billion, up 7% from the 1997 first quarter. Earnings growth was led by the Global Corporate Banking businesses and Citibanking in the developed markets, partially offset by weaker results in the consumer emerging markets businesses largely as a result of conditions in Asia Pacific.

Global Consumer earned $458 million in the 1998 first quarter, down $35 million or 7% from the 1997 quarter, as strong performance in the North America, Europe, and Japan Citibanking businesses was more than offset by the effect of foreign currency translation in Asia Pacific. Net income in Global Corporate Banking was $753 million, up $104 million or 16%, as margin growth, driven by higher revenue, was partially offset by increased Emerging Markets credit costs.

The Global Consumer business income before taxes in Asia Pacific (excluding Japan and the Indian subcontinent, but including Australia and New Zealand) was down $67 million, as decreased revenue of $77 million and an additional credit provision of $6 million were partially offset by $17 million of lower expense. Income before taxes in Global Corporate Banking in Asia Pacific was down $16 million, as an operating margin increase of $42 million was offset by additional credit costs of $58 million.

Net Interest Revenue (Taxable Equivalent Basis) (1)

                                                                 1st Qtr.      4th Qtr.      3rd Qtr.      2nd Qtr.      1st Qtr.
In Millions of Dollars                                             1998          1997          1997          1997          1997
-----------------------------------------------------------------------------------------------------------------------------------
Interest revenue                                                  $6,320        $6,302        $6,207        $6,154        $5,872
Interest expense                                                   3,464         3,431         3,319         3,278         3,053
                                                               --------------------------------------------------------------------
Net interest revenue                                               2,856         2,871         2,888         2,876         2,819
Effect of credit card securitization activity                        640           596           565           578           630
                                                               --------------------------------------------------------------------
Total adjusted (2)                                                $3,496        $3,467        $3,453        $3,454        $3,449
-----------------------------------------------------------------------------------------------------------------------------------
 (In Billions of Dollars)
Total average interest-earning assets                               $265.2        $257.0        $255.7        $252.6        $242.2
Effect of credit card securitization activity                         27.4          26.3          24.8          24.7          25.1
                                                               --------------------------------------------------------------------
Total adjusted (2)                                                  $292.6        $283.3        $280.5        $277.3        $267.3
-----------------------------------------------------------------------------------------------------------------------------------
Net interest margin (%)
Total                                                              4.37%         4.43%         4.48%         4.57%         4.72%
Effect of credit card securitization activity                       .48%          .42%          .40%          .43%          .51%
                                                               --------------------------------------------------------------------
Total adjusted (2)                                                 4.85%         4.85%         4.88%         5.00%         5.23%
-----------------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.

(2) See page 18 for discussion of the effect of credit card securitization activity.
-------------------------------------------------------------------------------

Net interest revenue of $2.9 billion in the 1998 first quarter was relatively unchanged compared to the 1997 fourth quarter, and increased slightly from the 1997 first quarter. The fluctuations from both quarters resulted from an increase in average interest-earning assets, mostly offset by a decline in the net interest margin. This spread compression was caused by a decline in the yields earned on assets compounded by an increase in the rates paid on liabilities.

Core business net interest revenue compared to the 1997 fourth quarter reflected higher rates paid on deposits in the Asia Pacific Corporate business, higher deposit levels and related rates paid in the Corporate Banking business in Latin America and CEEMEA, higher deposit levels in the consumer businesses in Asia Pacific, Japan, and Latin America due to the "flight to quality" resulting from the Asian currency crisis, and the impact of two less days in the 1998 first quarter. These declines were largely offset by strong growth in average interest-earning assets across most products in Global Corporate Banking.

Net interest revenue compared to the 1997 first quarter increased modestly in relation to the 9% increase in business volumes, across most regions, especially in Global Corporate Banking, primarily due to a sharp reduction in net interest margins and the effect of foreign currency translation.

Net interest revenue and net interest margin for all periods presented were reduced by the effect of credit card securitization activity. Adjusted for the effect of credit card securitization activity, net interest revenue increased slightly from both the fourth and first quarters of 1997. The adjusted net interest margin was unchanged from the 1997 fourth quarter and down from the 1997 first quarter.

Interest revenue was relatively unchanged from the 1997 fourth quarter as increased loan volumes in Global Corporate Banking and increased rates earned on loans and investments in Asia Pacific were offset by the impact of two less days in the quarter and the decline in on-balance sheet U.S. credit card loans resulting from increased securitization activity.

Interest revenue improved 8% from the 1997 first quarter resulting from increased average interest-earning assets, primarily loans, across most global markets, especially Global Corporate Banking, as well as increased rates earned on most products in Asia Pacific. These increases were partially offset by the effect of foreign currency translation, a decline in rates earned on loans in Europe and a decline in on-balance sheet U.S. credit card loans resulting from increased securitization activity.

Interest expense was relatively unchanged from the 1997 fourth quarter as increased rates paid on time deposits in Emerging Markets, primarily in Asia Pacific, were offset by the impact of two less days in the quarter and decreased borrowings resulting from increased card securitization activity.

Interest expense increased 13% from the 1997 first quarter resulting from increased rates paid on higher levels of time deposits in Emerging Markets and the Asia Pacific consumer business, and higher time deposit volumes in Global

Relationship Banking. These increases were offset by lower rates paid on time deposits in the Corporate Banking business in Europe and a decline in borrowings resulting from increased card securitization activity.

Commissions, Fees and Other Income

Commissions and Fees Revenue

                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
-----------------------------------------------------------------------------------------------------------------------------------
Global Consumer:
Citibanking                                                                             $   286           $   268             7
Cards                                                                                       483               472             2
Private Bank                                                                                117               113             4
                                                                                    -----------------------------------
Total Global Consumer                                                                       886               853             4
Global Corporate Banking and Other                                                          514               468            10
                                                                                    -----------------------------------
Total adjusted (1)                                                                        1,400             1,321             6
Effect of credit card securitization activity                                                41                31            32
                                                                                    -----------------------------------
Total                                                                                    $1,441            $1,352             7
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental information:
Global Consumer businesses in:
     Emerging markets                                                                      $266              $289            (8)
     Developed markets                                                                      620               564            10
                                                                                    -----------------------------------
Total                                                                                      $886              $853             4
-----------------------------------------------------------------------------------------------------------------------------------

(1) See page 18 for discussion of the effect of credit card securitization activity.
-------------------------------------------------------------------------------

Total commissions and fees revenue of $1.4 billion in the 1998 first quarter increased $89 million or 7% from the 1997 first quarter. Commissions and fees revenue was increased in both periods by the effect of credit card securitization activity which reflected increased servicing fees on a 9% higher level of average securitized loans. Adjusted for the effect of credit card securitization, commissions and fees revenue in the 1998 quarter of $1.4 billion was up $79 million or 6% from the 1997 quarter.

Global Consumer commissions and fees revenue was up $33 million or 4% in the first quarter from the 1997 quarter. Growth in fee revenue was led by a 10% increase in the developed markets, and was partially offset by an 8% decrease in the emerging markets, primarily due to the effect of foreign currency translation, mostly in Asia Pacific. Increased assets under management led to growth in trust, agency, and custodial fees for both Citibanking and the Private Bank. Cards fees increased in the developed markets, were relatively flat in Latin America, and decreased in Asia Pacific reflecting the effect of foreign currency translation.

Global Corporate Banking and Other commissions and fees revenue increased $46 million or 10% from a year ago, primarily reflecting higher business volumes in corporate finance and credit-related activities in Global Relationship Banking. Emerging Markets commissions and fees revenue was relatively unchanged as increases in most product lines in Latin America and Central and Eastern Europe, Middle East, and Africa (CEEMEA) were offset by decreases in Asia Pacific, reflecting the effects of foreign currency translation.

Trading-Related Revenue

Trading-related revenue is composed of principal transactions revenue (foreign exchange and trading revenue) and also includes other amounts, principally reflected in net interest revenue. The table below presents trading-related revenue by business sector, by trading activity, and by income statement line.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
By business sector:
Global Corporate Banking:
     Emerging Markets                                                                     $288              $215             34
     Global Relationship Banking                                                           361               322             12
                                                                                    -----------------------------------
Total Global Corporate Banking                                                             649               537             21
Global Consumer and Other                                                                   79                52             52
                                                                                    -----------------------------------
Total                                                                                     $728              $589             24
------------------------------------------------------------------------------------------------------------------------------------

By trading activity:
Foreign exchange (1)                                                                      $384              $236             63
Derivative (2)                                                                             231               198             17
Fixed income (3)                                                                            63                80            (21)
Other                                                                                       50                75            (33)
                                                                                    -----------------------------------
Total                                                                                     $728              $589             24
------------------------------------------------------------------------------------------------------------------------------------

By income statement line:
Principal transactions                                                                    $585              $495             18
Other (4)                                                                                  143                94             52
                                                                                    -----------------------------------
Total                                                                                     $728              $589             24
------------------------------------------------------------------------------------------------------------------------------------

(1) Foreign exchange activity includes foreign exchange spot, forward, and option contracts.

(2) Derivative activity primarily includes interest rate and currency swaps, options, financial futures, and equity and commodity contracts.

(3) Fixed income activity principally includes debt instruments including government and corporate debt as well as mortgage assets.

(4)  Primarily net interest revenue.
-------------------------------------------------------------------------------

Trading-related revenue in the 1998 first quarter increased $139 million from the 1997 first quarter primarily reflecting strong foreign exchange revenue driven by unsettled markets in certain Asian currencies and modest improvement in derivatives revenue, partially offset by lower fixed income and other trading results.

Levels of trading-related revenue may fluctuate in the future as a result of market and asset-specific factors.

Realized Gains from Sales of Investments

Realized gains from sales of investments were $241 million in the 1998 first quarter, compared with $108 million in the comparable 1997 period. The net gains reflected gross realized gains of $263 million and $126 million, and gross realized losses of $22 million and $18 million, in the 1998 and 1997 first quarters. The 1998 first quarter included realized gains of $189 million related to the sale of Brady bonds.

The fair value of securities may fluctuate over time based on general market conditions as well as events and trends affecting specific securities.

Other Income

                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
-----------------------------------------------------------------------------------------------------------------------------------
Credit card securitization activity                                                       $138              $165            (16)
Venture capital                                                                            264                93             NM
Affiliate earnings                                                                          29                59            (51)
Net asset gains                                                                             31                92            (66)
Other items                                                                                 37                28             32
                                                                                    -----------------------------------
Total                                                                                     $499              $437             14
-----------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.
-----------------------------------------------------------------------------------------------------------------------------------

The decrease in revenue related to credit card securitization activity in the 1998 first quarter principally reflected a decline in the net interest margin, partially offset by higher average securitized volumes. The effect of credit card securitization activity is discussed in more detail on page 18.

Venture capital revenue of $264 million in the 1998 first quarter reflected a $171 million improvement from the low level a year ago, benefiting from continued buoyant equity markets. Investments of venture capital subsidiaries are carried at fair value and revenue volatility can occur in the future, based on general market conditions as well as events and trends affecting specific venture capital investments.

Affiliate earnings in the 1998 first quarter declined $30 million from the year-ago quarter, primarily due to a decline in earnings in Credicard, a 33% owned Brazilian affiliate.

Net asset gains declined by $61 million compared to the 1997 first quarter due to gains during the 1997 period related to the refinancing agreement concluded with Peru ($46 million) and the sale of an investment ($32 million) by Global Relationship Banking, partially offset by investment writedowns of $20 million in Latin America.

Provision and Credit Loss Reserves

The provision for credit losses of $507 million in the 1998 first quarter increased $84 million or 20% from the 1997 first quarter, primarily due to increased net write-offs in Global Corporate Banking, partially offset by a decline in net write-offs in the Global Consumer business.

Details of net write-offs, additional provision, and the provision for credit losses are included in the following table:

Net Write-offs, Additional Provision, and Provision for Credit Losses

                                                                                      Three Months Ended March 31,          %
                                                                                   -----------------------------------
 In Millions of Dollars                                                                  1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Net write-offs (recoveries):
Global Consumer (1)                                                                       $887              $893            (1)
Global Corporate Banking                                                                    56               (61)           NM
                                                                                   -----------------------------------
Total adjusted net write-offs                                                              943               832            13
Effect of credit card securitization activity                                             (461)             (434)            6
                                                                                   -----------------------------------
Total                                                                                     $482              $398            21
------------------------------------------------------------------------------------------------------------------------------------

Additional provision:
Global Consumer                                                                            $25               $25             -
                                                                                   -----------------------------------
Total                                                                                      $25               $25             -
------------------------------------------------------------------------------------------------------------------------------------

Provision for credit losses:
Global Consumer                                                                           $451              $484            (7)
Global Corporate Banking                                                                    56               (61)           NM
                                                                                   -----------------------------------
Total                                                                                     $507              $423            20
------------------------------------------------------------------------------------------------------------------------------------

(1) Adjusted for the effect of credit card securitization activity. See page 18 for discussion.

NM     Not meaningful, as percentage equals or exceeds
       100%.


Global Consumer net write-offs, adjusted for the effect of credit card securitization activity, in the 1998 first quarter were $887 million, down from $893 million in the 1997 first quarter, reflecting the effect of foreign currency translation and improvements in the U.S. mortgage business, partially offset by an increase in Asia Pacific. Net write-offs in the quarter also included a $15 million increase in U.S. bankcards related to the reclassification of certain collection agency fees from operating expense. The Global Consumer provision for credit losses included an additional provision in excess of net write-offs of $25 million in both the 1998 and 1997 first quarters. Net write-offs and the total provision may increase from the 1998 first quarter as a result of economic conditions, seasonal factors, the credit performance of the portfolios, including bankruptcies, and other changes in portfolio levels. Also, net write-offs and the total provision will increase as a result of the acquisition of Universal Card Services from AT&T. See "Consumer Portfolio Review" on page 25 for additional discussion of the consumer portfolio.

Global Corporate Banking net write-offs in the 1998 first quarter were $56 million compared with net recoveries of $61 million in the 1997 first quarter, which included a $50 million recovery related to the refinancing agreement concluded with Peru. Excluding the 1997 first quarter refinancing recovery, the increase in net write-offs is primarily attributable to higher gross write-offs in the Emerging Markets business and lower recoveries in Global Relationship Banking. There were no material credit losses related to derivative and foreign exchange contracts or standby letters of credit and guarantees in either quarter. Losses on commercial lending activities can vary widely with respect to timing and amount, particularly within any narrowly-defined business or loan type. Credit costs and cash-basis loans may increase from the 1998 first quarter level due to unsettled global markets, economic conditions, or other factors.

All identified losses are immediately written off and the credit loss reserves described below are available to absorb all probable credit losses inherent in the portfolio. For analytical purposes only, Citicorp attributes its credit loss reserves as detailed in the table below:

Credit Loss Reserves
                                                                                  March 31,      December 31,         March 31,
In Millions of Dollars                                                                1998              1997              1997
------------------------------------------------------------------------------------------------------------------------------------
Aggregate allowance for credit losses
Global Consumer                                                                       $2,499           $2,487            $2,442
Global Corporate Banking                                                               3,429            3,429             3,424
                                                                                 ---------------------------------------------------
Total aggregate allowance for credit losses (1)                                        5,928            5,916             5,866
Reserves for securitization activities (2)                                                70               85                91
                                                                                 ---------------------------------------------------
Total credit loss reserves                                                            $5,998           $6,001            $5,957
------------------------------------------------------------------------------------------------------------------------------------

Allowance as a percent of total loans
Global Consumer                                                                        2.36%            2.30%             2.29%
Global Corporate Banking (3)                                                           4.03%            4.38%             5.06%
Total                                                                                  3.09%            3.16%             3.34%
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes $5.828 billion attributable to loans and loan commitments as a deduction from Loans, $50 million attributable to standby letters of credit and guarantees included in Other liabilities, and $50 million attributable to derivative and foreign exchange contracts reported as a deduction from Trading account assets.

(2)  Attributable to mortgage loans sold with recourse.

(3) Excludes allowance portion attributable to standby letters of credit and guarantees, and derivative and foreign exchange contracts.
-------------------------------------------------------------------------------

Credit loss reserves remained strong at $6.0 billion as of March 31, 1998.

Uncertainty related to the economic and credit environment, as well as higher loan volumes, may result in further increases in the allowance for credit losses.

Operating Expense

Operating expense of $3.4 billion in the 1998 first quarter was up $225 million or 7% from the comparable 1997 period, 10% excluding the estimated effect of foreign currency translation. Global Corporate Banking expense increased $163 million or 14% from the 1997 first quarter, reflecting increases of 16% in Global Relationship Banking and 12% in Emerging Markets. Expense in Global Consumer increased $49 million or 3%, reflecting increases in Citibanking and the Private Bank partially offset by a decline in Cards.

Employee expense of $1.7 billion in the 1998 quarter rose $49 million or 3% from the 1997 quarter. The increase primarily reflected salary increases and higher staff levels related to business expansion in the emerging markets. In addition, expense in 1998 included a $25 million charge associated with performance-based stock options granted in 1998, and the 1997 quarter included a $72 million charge related to performance-based stock options which vested in that quarter. Staff levels of 94,500 at March 31, 1998 increased 4,300 (2,600 in the emerging markets) or 5% from a year-ago.

Net premises and equipment expense of $499 million in the quarter was up $9 million or 2% from 1997. Other expense was $1.2 billion in the quarter, up $167 million or 16% from 1997. The increase primarily reflected investment spending and higher business volumes in the emerging markets. In addition, increased spending on technology initiatives (including Year 2000 costs), incentive compensation, and broadly-based volume growth across most businesses and geographic segments, all contributed to the increase.

As further described in the 1997 Supplemental Financial Statements, Citicorp recognizes that the arrival of the Year 2000 poses a unique worldwide challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000 and, like other companies, has assessed and is repairing its computer applications and business processes to provide for their continued functionality. A process of inventory, scoping and analysis, modification, testing and certification, and implementation is under way, funded from a combination of a reprioritization of technology development initiatives and incremental costs. In addition an assessment of the readiness of external entities which it interfaces with is ongoing. Citicorp does not anticipate that the related overall costs will be material to any single year or quarter. In total, Citicorp's global operations and technology organization estimates that its costs for the remediation and testing of computer applications will amount to approximately $650 million over the three-year period from 1997 through 1999, of which approximately $230 million has been incurred to date, including $80 million in the 1998 first quarter.

Work is also under way to prepare for the coming European economic and monetary union, costs of which are also not expected to be material.

Restructuring Charge

During the 1997 third quarter, Citicorp recorded an $880 million charge related to cost-management programs and customer service initiatives to improve operational efficiency and productivity. These programs include global operations and technology consolidation and standardization, the reconfiguration of front-end distribution processes, and the outsourcing of various technological functions. The implementation of these restructuring programs, which are expected to be substantially completed by the end of 1998, is designed to ensure a positive effect on the quality of customer service. Overall, these programs are estimated to achieve pay-back towards the end of 1999. Expense savings generated by these programs are being reinvested in new products, marketing programs, and additional cost and quality initiatives to further increase revenue and reduce costs.

The charge included $487 million for severance benefits associated with approximately 9,000 positions. It is estimated that about 1,500 new positions will be added as part of this program, resulting in a net program reduction of about 7,500 jobs. This charge also included approximately $245 million related to writedowns of equipment and premises and $148 million related to lease terminations and other exit costs. Additional program costs that do not qualify for recognition in the charge will be expensed as incurred in the implementation of these programs, but are not expected to be material.

Of the $880 million restructuring charge, approximately $520 million remained in the reserve as of March 31, 1998, with the difference reflecting the $245 million of equipment and premises write-downs recorded in 1997 as well as $101 million of primarily severance and related costs (of which $71 million has been paid in cash and $30 million is legally obligated), together with translation effects. Through March 31, 1998, approximately 1,172 gross direct staff positions have been reduced with 522 occurring in the 1998 first quarter. Additional information about the 1997 restructuring charge, including the businesses and regions affected, may be found in the 1997 Supplemental Financial Statements.

 Effect of Credit Card Securitization Activity

During the first quarter of 1998, $2.5 billion of U.S. credit card receivables were securitized. As of March 31, 1998, the total amount of securitized receivables, net of amortization, was $27.6 billion compared with $26.8 billion as of December 31, 1997 and $25.4 billion as of March 31, 1997.

The securitization of credit card receivables, which is described in the 1997 Supplemental Financial Statements, does not affect the earnings reported in a period. However, securitization affects the manner in which revenue and the provision for credit losses are classified in the income statement. For securitized receivables, amounts that would otherwise be reported as net interest revenue, as commissions and fees revenue, and as net credit losses on loans are instead reported as commissions and fees revenue (for servicing fees) and as other income (for the remaining cash flows to which Citicorp is entitled, net of credit losses). Because credit losses are a component of these cash flows, Citicorp's revenues over the terms of these transactions may vary depending upon credit performance of the securitized receivables. However, Citicorp's exposure to credit losses on the securitized receivables is contractually limited to these cash flows. The table below shows the net effect of credit card securitization activity as an increase or (decrease) to the amounts reported in the Supplemental Condensed Consolidated Statement of Income and Average Balance Sheet, and under the captions of

Return on Assets, Net Interest Margin, and Consumer Net Credit Loss Ratio. The initial and ongoing effects of adopting Statement of Financial Accounting Standards No. 125 in 1997 did not result in a change in the income recognition policies for credit card securitization activity due to immateriality.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Three Months Ended March 31,
                                                                                                  ----------------------------------
In Millions of Dollars                                                                                  1998              1997
------------------------------------------------------------------------------------------------------------------------------------
Net interest revenue                                                                                   ($640)            ($630)
Commissions and fees revenue                                                                              41                31
Other income                                                                                             138               165
Provision for credit losses                                                                             (461)             (434)
------------------------------------------------------------------------------------------------------------------------------------
Net income impact of securitization                                                                   $    -            $    -
------------------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)                                                                 ($27)             ($25)
Return on assets                                                                                        .11%              .11%
Net interest margin                                                                                    (.48)%            (.51)%
Consumer net credit loss ratio                                                                        (1.02)%            (.94)%
------------------------------------------------------------------------------------------------------------------------------------

Earnings by Global Business Area

                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Global Consumer                                                                         $   458           $   493            (7)
Global Corporate Banking                                                                    753               649            16
                                                                                    -----------------------------------
Core businesses                                                                           1,211             1,142             6
Other Items                                                                                (143)             (144)           (1)
                                                                                    -----------------------------------
Total Citicorp                                                                           $1,068           $   998             7
------------------------------------------------------------------------------------------------------------------------------------
Supplemental information:

Global Consumer:
Citibanking                                                                                $198              $190             4
Cards                                                                                       187               223           (16)
Private Bank                                                                                 73                80            (9)
                                                                                    -----------------------------------
Total                                                                                      $458              $493            (7)
------------------------------------------------------------------------------------------------------------------------------------
Global Consumer businesses in:
Emerging markets                                                                           $164              $247           (34)
Developed markets                                                                           294               246            20
                                                                                    -----------------------------------
Total                                                                                      $458              $493            (7)
------------------------------------------------------------------------------------------------------------------------------------
Global Corporate Banking businesses in:
Emerging Markets                                                                           $499              $449            11
Global Relationship Banking                                                                 254               200            27
                                                                                    -----------------------------------
Total                                                                                      $753              $649            16
------------------------------------------------------------------------------------------------------------------------------------


Margin Analysis

                                                                         1st Qtr.    4th Qtr.     3rd Qtr.    2nd Qtr.    1st Qtr.
In Millions of Dollars                                                     1998        1997         1997        1997        1997
-----------------------------------------------------------------------------------------------------------------------------------
Total revenue, net of interest expense                                     $5,605      $5,568      $5,541       $5,311      $5,196
Effect of credit card securitization activity                                 461         434         408          437         434
Net cost to carry (1)                                                          (1)          4          (5)          (1)         (3)
                                                                        -----------------------------------------------------------
Adjusted revenue                                                            6,065       6,006       5,944        5,747       5,627
                                                                        -----------------------------------------------------------
Total operating expense                                                     3,389       3,403       4,223        3,168       3,164
Net OREO benefits (2)                                                          12           9          16           37          10
Restructuring charge                                                            -           -        (880)           -           -
                                                                        -----------------------------------------------------------
Adjusted operating expense                                                  3,401       3,412       3,359        3,205       3,174
                                                                        -----------------------------------------------------------
Operating margin                                                            2,664       2,594       2,585        2,542       2,453
                                                                        -----------------------------------------------------------
Global Consumer net write-offs                                                426         432         452          488         459
Effect of credit card securitization activity                                 461         434         408          437         434
Net cost to carry and net OREO (benefits) costs (1) (2)                        (1)          -          (4)          (3)          1
                                                                        -----------------------------------------------------------
Global Consumer credit costs                                                  886         866         856          922         894
                                                                        -----------------------------------------------------------
Global Corporate Banking net write-offs (recoveries)                           56          29           9           (1)        (61)
Net cost to carry and net OREO benefits (1) (2)                               (12)         (5)        (17)         (35)        (14)
                                                                        -----------------------------------------------------------
Global Corporate Banking credit costs (benefits)                               44          24          (8)         (36)        (75)
                                                                        -----------------------------------------------------------
Operating margin less credit costs                                          1,734       1,704       1,737        1,656       1,634
Additional provision (3)                                                       25          25          25           25          25
Restructuring charge                                                            -           -         880            -           -
                                                                        -----------------------------------------------------------
Income before taxes                                                         1,709       1,679         832        1,631       1,609
Income taxes                                                                  641         616         311          604         611
                                                                        -----------------------------------------------------------
Net income                                                                 $1,068      $1,063     $   521       $1,027     $   998
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes the net cost to carry cash-basis loans and other real estate owned ("OREO").

(2) Includes gains and losses on sales, direct revenue and expense, and writedowns of OREO.

(3)  Represents amounts in excess of net write-offs. See page 16 for discussion.

-------------------------------------------------------------------------------

Global Consumer

The Global Consumer business meets the financial services needs of consumer customers across the regions of the world.

                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
-----------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                                $3,493            $3,490             -
Adjusted operating expense                                                                1,915             1,866             3
                                                                                    -----------------------------------
Operating margin                                                                          1,578             1,624            (3)
Credit costs (1)                                                                            886               894            (1)
                                                                                    -----------------------------------
Operating margin less credit costs                                                          692               730            (5)
Additional provision                                                                         25                25             -
                                                                                    -----------------------------------
Income before taxes                                                                         667               705            (5)
Income taxes                                                                                209               212            (1)
                                                                                    -----------------------------------
Net income                                                                               $  458            $  493            (7)
------------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)                                                    $131              $131             -
Return on assets (%)                                                                       1.42              1.53             -
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes the effect of credit card securitization activity and the effect related to credit card receivables held for sale.
--------------------------------------------------------------------------------

Global Consumer net income in the 1998 first quarter was $458 million, compared with $493 million in 1997, primarily reflecting strong performance in the North America, Europe, and Japan Citibanking businesses, which was more than offset by the effect of foreign currency translation in Asia Pacific and lower Cards earnings in Latin America. Return on assets was 1.42% in the quarter, compared to 1.53% in 1997.

On April 2, 1998, Citicorp completed the previously announced acquisition of Universal Card Services from AT&T. This acquisition strengthens Citibank's position as the leading credit card issuer, adding $15 billion in customer receivables and 13.5 million accounts for a total of $60 billion in managed receivables and 38 million accounts in the U.S. bankcard business. In addition, Citicorp entered into a ten-year cobranding and joint marketing agreement with AT&T.

Total consumer accounts were 56 million as of March 31, 1998 in 57 countries and territories. The U.S. bankcards business reported a 4% decline in accounts, reflecting continued risk management initiatives, while accounts in other consumer businesses grew by 6% from a year ago, including 17% account growth in Latin America and 9% in Asia Pacific.

Adjusted revenue of $3.5 billion was essentially unchanged from 1997 (up 5% excluding the effect of foreign currency translation). Net interest revenue was essentially unchanged in the quarter, reflecting worldwide business volume growth offset by spread compression in Asia Pacific, U.S. bankcards, and Latin America. Excluding the effect of foreign currency translation, fee and commission revenue increased 9%, primarily reflecting double digit growth in the Cards and Citibanking businesses.

Adjusted operating expense of $1.9 billion grew 3%--6% excluding the effect of foreign currency translation--in support of business volume growth, investment product development, and increased advertising and marketing expense.

Credit costs in the quarter were $886 million, compared with $866 million in the 1997 fourth quarter and $894 million in the 1997 first quarter. The ratio of net credit losses to average managed loans was 2.64% in the quarter, compared to 2.50% in the 1997 fourth quarter and 2.69% a year-ago.

The Global Consumer business continued to build the allowance for credit losses with charges in excess of net write-offs of $25 million in both the 1998 and 1997 first quarters.

Net credit losses and the related loss ratios may increase from the 1998 first quarter as a result of economic conditions, seasonal factors, the credit performance of the portfolios, including bankruptcies, and other changes in portfolio levels. Also, the inclusion of net credit losses and customer receivables related to the acquisition of AT&T Universal Card Services will increase Global Consumer net credit losses and the related loss ratio. See "Global Consumer Portfolio Review" on page 25 and "Provision and Credit Loss Reserves" on page 16 for additional discussion of the consumer portfolio.

Income taxes are attributed to core businesses on the basis of local tax rates, which resulted in an effective tax rate of 31% in the first quarter, compared to 30% in the year-ago period, reflecting changes in the geographic mix and nature of earnings. The difference between the local tax rates attributed to core businesses and Citicorp's overall effective tax rate is included in Other Items.

Citibanking

                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
-----------------------------------------------------------------------------------------------------------------------------------
Revenue, net of interest expense                                                         $1,511            $1,469              3
Operating expense                                                                         1,089             1,042              5
                                                                                    -----------------------------------
Operating margin                                                                            422               427             (1)
Credit costs                                                                                137               148             (7)
                                                                                    -----------------------------------
Operating margin less credit costs                                                          285               279              2
Additional provision                                                                         (2)                -             NM
                                                                                    -----------------------------------
Income before taxes                                                                         287               279              3
Income taxes                                                                                 89                89              -
                                                                                    -----------------------------------
Net income                                                                               $  198            $  190              4
-----------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)                                                     $86               $82              5
Return on assets (%)                                                                       0.93              0.94              -
-----------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.
-----------------------------------------------------------------------------------------------------------------------------------

Net income from Citibanking activities--delivering a wide array of products and services to customers through a worldwide branch network and electronic delivery systems--was $198 million in the quarter, up $8 million or 4% from 1997, reflecting a $36 million improvement in the developed markets of North America, Europe, and Japan, partially offset by a decline of $28 million in the emerging markets. Return on assets was 0.93% in the quarter, compared to 0.94% in 1997.

Revenue of $1.5 billion increased 3% in the quarter. Excluding the effect of foreign currency translation, revenue increased 10%--10% in the developed markets and 9% in the emerging markets, as customer accounts increased 6% to 20 million and average customer deposits grew 8% (15% excluding the effect of foreign currency translation) to $99 billion. Developed markets revenue reflected growth in all regions, including higher fee revenue and spread improvements in the United States. Emerging markets revenue reflected business volume and account growth in Asia Pacific and Latin America, and reduced spreads due to higher funding costs and the maintenance of greater liquidity.

Operating expense of $1.1 billion in the quarter was up 5% from 1997. Excluding the effect of foreign currency translation, operating expense increased 8% in both the developed and emerging markets--reflecting account and business volume growth, and business initiatives, including franchise expansion and new product development.

Credit costs of $137 million in the quarter declined by $11 million or 7% from a year ago, reflecting improvement in the U.S. and Europe, and the effect of foreign currency translation, partially offset by higher net credit losses in Asia Pacific. The ratio of net credit losses to average managed loans was 0.83% in the first quarter of 1998, unchanged from the prior quarter and down from 0.91% in the 1997 first quarter. In the 1998 first quarter, the additional provision reflected increases in Asia Pacific and Latin America that were more than offset by reserve releases in North America due to continued credit improvement in the mortgage portfolio.

Cards

                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                                $1,701            $1,752            (3)
Adjusted operating expense                                                                  634               659            (4)
                                                                                    -----------------------------------
Operating margin                                                                          1,067             1,093            (2)
Credit costs                                                                                757               747             1
                                                                                    -----------------------------------
Operating margin less credit costs                                                          310               346           (10)
Additional provision                                                                         27                25             8
                                                                                    -----------------------------------
Income before taxes                                                                         283               321           (12)
Income taxes                                                                                 96                98            (2)
                                                                                    -----------------------------------
Net income                                                                               $  187            $  223           (16)
------------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)                                                     $29               $32            (9)
Return on assets (%)                                                                       2.62              2.83             -
------------------------------------------------------------------------------------------------------------------------------------

Net income from Cards worldwide--bankcards, Diners Club, and private label cards--was $187 million in the quarter, down $36 million from a year ago, primarily due to a decline in earnings in Credicard, a 33%-owned Brazilian affiliate, and economic conditions in Asia Pacific, including the effect of foreign currency translation, lower consumer spending, and more selective credit criteria. U.S. bankcards earnings were unchanged from the 1997 first quarter. Emerging markets earnings represented approximately 22% of Cards earnings in the quarter compared with 41% in 1997. Cards worldwide return on managed assets (including securitized card receivables) in the quarter was 1.35%, compared with 1.61% in the year-ago quarter.

Cards adjusted revenue of $1.7 billion in the 1998 first quarter was down 3% from 1997. U.S. bankcards adjusted revenue was essentially unchanged; charge volumes increased by $1.1 billion or 5% to $24.1 billion, managed receivables were up slightly at $45.3 billion, and spreads declined as a result of competitive pricing and changes in the portfolio mix. First quarter revenue in emerging markets Cards was down 20%--down 2% excluding the effect of foreign currency translation--reflecting higher loan volumes offset by reduced spreads, and lower earnings in Credicard.

Adjusted operating expense of $634 million in the 1998 first quarter was down $25 million or 4% from 1997, reflecting a $15 million reclassification of certain collection agency fees from expense to credit costs in the U.S. bankcards business. Excluding the effect of foreign currency translation, expense was essentially unchanged--up 16% in the emerging markets, offset by a 4% decline in the developed markets. The increase in emerging markets expense reflects franchise enhancement and expansion efforts, as well as higher loan volumes.

Credit costs of $757 million increased $21 million from the preceding quarter and $10 million from the 1997 quarter. Credit costs in U.S. bankcards were $668 million or 5.96% of average managed loans for the quarter, up $13 million from $655 million or 5.64% in the 1997 fourth quarter and up $12 million from $656 million or 5.91% a year ago. The 12-month-lagged loss ratio was 6.03% in the quarter, compared with 5.86% in the 1997 fourth quarter and 6.21% a year-ago.

U.S. bankcards credit costs in the quarter included a $15 million (14 bps) increase related to the reclassification of certain collection agency fees from operating expense. The percentage of gross write-offs from bankruptcies in the quarter was 37.0%, compared with 40.8% in the prior quarter and 36.6% in the 1997 first quarter. U.S. bankcards managed loans delinquent 90 days or more were $842 million or 1.88% at quarter-end, compared with $856 million or 1.80% for the prior quarter and $884 million or 1.98% a year-ago.

Credit costs in non-U.S. bankcard portfolios were $89 million or 3.95% of managed loans, compared with $81 million or 3.52% in the preceding quarter and $91 million or 4.25% in the 1997 quarter. Loans delinquent 90 days or more were $216 million or 2.30%, compared with $194 million or 2.12% in the prior quarter and $214 million or 2.42% a year-ago. Credit costs and loans delinquent 90 days or more primarily reflect higher amounts in Asia Pacific offset by the effect of foreign currency translation.

Private Bank


                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
-----------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                                  $281              $269             4
Adjusted operating expense                                                                  192               165            16
                                                                                    -----------------------------------
Operating margin                                                                             89               104           (14)
Credit benefits                                                                              (8)               (1)           NM
                                                                                    -----------------------------------
Income before taxes                                                                          97               105            (8)
Income taxes                                                                                 24                25            (4)
                                                                                    -----------------------------------
Net income                                                                                 $ 73              $ 80            (9)
------------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)                                                     $16               $17            (6)
Return on assets (%)                                                                       1.85              1.91             -
------------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.
------------------------------------------------------------------------------------------------------------------------------------

Private Bank--which provides personalized wealth management services for high net-worth clients--reported net income of $73 million in the quarter, down $7 million or 9% from the 1997 first quarter, reflecting spread compression on revenue and increased investment spending.

Client business volumes under management at the end of the quarter reached $105 billion, up $7 billion or 7% from $98 billion a year earlier, primarily reflecting growth and investment performance in the U.S., partially offset by a decrease in the value of assets managed in Asia Pacific due to the effect of foreign currency translation. Growth in custody, discretionary investment management, banking, and trust and fiduciary balances were partially offset by decreases in certain non-discretionary investment management activities.

Adjusted revenue of $281 million increased $12 million or 4% in the quarter--5% excluding the effect of foreign currency translation--as growth in client-related foreign exchange revenue and other fee revenue was partially offset by lower net interest revenue as a result of reduced net interest margins. Emerging markets revenue grew 6% in the quarter, reflecting increased client revenue and investment performance fees in Latin America, partially offset by reduced revenue from Asia Pacific resulting from the turmoil in that market. More than 40% of revenue continued to be derived from the emerging markets. Developed markets revenue was up 3%.

Adjusted operating expense increased 16% from the 1997 first quarter--19% excluding the effect of foreign currency translation--primarily reflecting investment in additional Private Bankers and product specialists, as well as higher technology and other expense. Expense decreased $5 million or 3% from the 1997 fourth quarter.

Credit costs for the quarter were a net benefit of $8 million, primarily as a result of recoveries in North America. Loans delinquent 90 days or more were $186 million or 1.21% of loans, compared to $110 million or 0.72% in the preceding quarter and $198 million or 1.28% in the first quarter of 1997. The increase from the 1997 fourth quarter primarily reflects an increase in nonaccrual loans in Asia Pacific.

Global Consumer Businesses in Emerging Markets

                                                                                      Three Months Ended March 31,          %
                                                                                   -----------------------------------
In Millions of Dollars                                                                   1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                                 $869             $948             (8)
Adjusted operating expense                                                                 554              532              4
                                                                                   -----------------------------------
Operating margin                                                                           315              416            (24)
Credit costs                                                                               101               91             11
                                                                                   -----------------------------------
Operating margin less credit costs                                                         214              325            (34)
Additional provision                                                                        11                4             NM
                                                                                   -----------------------------------
Income before taxes                                                                        203              321            (37)
Income taxes                                                                                39               74            (47)
                                                                                   -----------------------------------
Net income                                                                                $164             $247            (34)
------------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)                                                    $41              $42             (2)
Return on assets (%)                                                                      1.62              2.39              -
------------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.

Net income in the emerging markets was $164 million in the quarter, down $83 million from a year ago, and down $6 million from the 1997 fourth quarter, reflecting the economic conditions, including weakened currencies, in Asia Pacific, and lower earnings in Latin America Cards.

Adjusted revenue declined by 8% in the quarter. Excluding the effect of foreign currency translation, revenue was up 5%. Business volume growth, particularly deposits, was partially offset by reduced spreads, mainly due to higher funding costs and the maintenance of greater liquidity. Revenue in Asia Pacific (excluding Japan and the Indian subcontinent, but including Australia and New Zealand) declined by 17% in the quarter, but was up 8% excluding the effect of foreign currency translation. Adjusted operating expense grew 4%--11% excluding the effect of foreign currency translation--reflecting account and volume growth including "flight-to-quality" deposit flows, increased credit monitoring, and technology initiatives.

Credit costs in the emerging markets increased $13 million from the 1997 fourth quarter, and increased $10 million from the 1997 first quarter. The net credit loss ratio in Asia Pacific was 0.77%, up from 0.69% in the 1997 fourth quarter and 0.73% a year ago. The net credit loss ratio in Latin America was 1.99% compared to 1.84% in the 1997 fourth quarter and 2.33% a year ago. Emerging markets loans delinquent 90 days or more were $620 million or 1.85% at quarter-end, compared with $465 million or 1.43% at December 31, 1997 and $414 million or 1.23% a year-ago, primarily reflecting increases in the Private Bank. The emerging markets businesses built the allowance for loan losses by $11 million.

Global Consumer Businesses in Developed Markets

                                                                                       Three Months Ended March 31,          %
                                                                                    -----------------------------------
In Millions of Dollars                                                                    1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                                $2,624            $2,542             3
Adjusted operating expense                                                                1,361             1,334             2
                                                                                    -----------------------------------
Operating margin                                                                          1,263             1,208             5
Credit costs                                                                                785               803            (2)
                                                                                    -----------------------------------
Operating margin less credit costs                                                          478               405            18
Additional provision                                                                         14                21           (33)
                                                                                    -----------------------------------
Income before taxes                                                                         464               384            21
Income taxes                                                                                170               138            23
                                                                                    -----------------------------------
Net income                                                                               $  294            $  246            20
------------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)                                                     $90               $89             1
Return on assets (%)                                                                       1.32              1.12             -


Net income in the developed markets was $294 million in the quarter, up $48 million or 20% from 1997, principally reflecting strong performance in Citibanking in North America, Europe, and Japan.

Adjusted revenue was up 3% in the quarter--5% excluding the effect of foreign currency translation, primarily in Germany--reflecting strong growth in the Citibanking businesses across all regions. Adjusted expense grew 2%--4% excluding the effect of foreign currency translation--in support of regional marketing and new product development.

Credit costs in the developed markets decreased 2% compared to the 1997 first quarter, due to improvements in Citibanking and the Private Bank. Managed loans delinquent 90 days or more were $2.6 billion or 2.54% at quarter-end, compared with $2.7 billion or 2.58% at December 31, 1997 and $3.1 billion or 3.03% a year ago. The developed markets businesses built the allowance for loan losses by $14 million.

Consumer Portfolio Review

In the consumer portfolio, credit loss experience is often expressed in terms of annualized net credit losses as a percentage of average loans. Pricing and credit policies reflect the loss experience of each particular product. Consumer loans are generally written off no later than a predetermined number of days past due on a contractual basis, or earlier in the event of bankruptcy.
The number of days is set at an appropriate level according to loan product and country.

The table below summarizes delinquency and net credit loss experience in both the managed and on-balance sheet loan portfolio in terms of loans 90 days or more past due, net credit losses, and as a percentage of related loans.

Consumer Loan Delinquency Amounts, Net Credit Losses, and Ratios

                                         Total                                        Average
                                         Loans       90 Days or More Past Due (1)       Loans           Net Credit Losses (1)
                                       ---------------------------------------------------------------------------------------------
In Millions of Dollars,                 Mar. 31,   Mar. 31,    Dec. 31,    Mar. 31,    1st Qtr.   1st Qtr.    4th Qtr.    1st Qtr.
  except Loan Amounts in Billions         1998       1998        1997        1997        1998       1998        1997        1997
------------------------------------------------------------------------------------------------------------------------------------
Citibanking                              $  67.7    $2,014      $2,038      $2,193      $  66.8      $137        $139        $148
Ratio                                                 2.97%       3.07%       3.30%                  0.83%       0.83%       0.91%
Cards
U.S. Bankcards                              44.8       842         856         884         45.5       668         655         656
Ratio                                                 1.88%       1.80%       1.98%                  5.96%       5.64%       5.91%
Other (2)                                    9.4       216         194         214          9.1        89          81          91
Ratio                                                 2.30%       2.12%       2.42%                  3.95%       3.52%       4.25%
Private Bank                                15.4       186         110         198         15.1        (7)         (9)         (2)
Ratio                                                 1.21%       0.72%       1.28%                    NM          NM          NM
------------------------------------------------------------------------------------------------------------------------------------
Total managed                              137.3     3,258       3,198       3,489        136.5       887         866         893
Ratio                                                 2.37%       2.31%       2.58%                  2.64%       2.50%       2.69%
------------------------------------------------------------------------------------------------------------------------------------
Securitization activity (3)
Credit card receivables                    (27.6)     (519)       (481)       (500)       (27.4)     (430)       (403)       (402)
Loans held for sale                         (3.8)      (39)        (35)        (39)        (3.6)      (31)        (31)        (32)
------------------------------------------------------------------------------------------------------------------------------------
Total loans                               $105.9    $2,700      $2,682      $2,950       $105.5      $426        $432        $459
Ratio                                                 2.55%       2.48%       2.76%                  1.64%       1.60%       1.75%
------------------------------------------------------------------------------------------------------------------------------------
Managed Portfolio
Developed                                 $103.8    $2,638      $2,733      $3,075       $103.8      $790        $778        $801
Ratio                                                 2.54%       2.58%       3.03%                  3.09%       2.96%       3.19%
Emerging                                    33.5       620         465         414         32.7        97          88          92
Ratio                                                 1.85%       1.43%       1.23%                  1.21%       1.06%       1.12%
------------------------------------------------------------------------------------------------------------------------------------
Emerging Portfolio (4)
Asia Pacific                               $22.5      $386        $261        $259        $22.0       $42         $39         $43
Ratio                                                 1.72%       1.19%       1.06%                  0.77%       0.69%       0.73%
Latin America                                9.6       202         176         150          9.3        46          42          44
Ratio                                                 2.10%       1.89%       1.91%                  1.99%       1.84%       2.33%
CEEMEA (5)                                   1.4        32          28           5          1.4         9           7           5
Ratio                                                 2.26%       2.01%       0.40%                  2.78%       1.96%       1.60%
------------------------------------------------------------------------------------------------------------------------------------

(1) The ratios of 90 days or more past due and net credit losses are calculated based on end-of-period and average loans, respectively, both net of unearned income.
(2) Includes bankcards outside of the U.S., worldwide Diners Club, and private label cards.
(3) See page 18 for a description of the effect of credit card securitization activity.
(4)    Includes Private Bank and excludes Japan.
(5)    Central and Eastern Europe, Middle East, and Africa.
NM     Not meaningful.

Consumer Loan Balances, Net of Unearned Income

                                                             End of Period                                     Average
                                                   --------------------------------------------------------------------------------
                                                    Mar. 31,    Dec. 31,   Mar. 31,                1st Qtr.    4th Qtr.   1st Qtr.
In Billions of Dollars                                1998        1997       1997                    1998        1997       1997
-----------------------------------------------------------------------------------------------------------------------------------
Managed                                               $137.3      $138.4     $135.2                  $136.5      $137.4     $134.6
Securitized credit card receivables                    (27.6)      (26.8)     (25.4)                  (27.4)      (26.3)     (25.1)
Loans held for sale                                     (3.8)       (3.5)      (3.1)                   (3.6)       (3.6)      (3.1)
                                                   --------------------------------------------------------------------------------
Loan portfolio                                        $105.9      $108.1     $106.7                  $105.5      $107.5     $106.4
-----------------------------------------------------------------------------------------------------------------------------------

Total delinquencies 90 days or more past due in the managed portfolio were $3.3 billion with a related delinquency ratio of 2.37% at March 31, 1998, compared to $3.2 billion or 2.31% at December 31, 1997 and $3.5 billion or 2.58% a year-ago. The increase in delinquencies from December 31, 1997 reflects an increase in the Asia Pacific region, partially offset by improvements in U.S. Citibanking. Total managed net credit losses in the 1998 first quarter of $887 million and the related loss ratio of 2.64% were up from $866 million and 2.50% in the 1997 fourth quarter, but down from $893 million and 2.69% in the 1997 first quarter.

In Citibanking, managed loans delinquent 90 days or more were $2.0 billion with a related ratio of 2.97% at March 31, 1998, compared to $2.0 billion or 3.07% at December 31, 1997 and $2.2 billion or 3.30% at March 31, 1997, reflecting improvements in the U.S. and the effect of foreign currency translation, partially offset by increases in Asia Pacific and in certain countries in Latin America. Net credit losses in the 1998 first quarter of $137 million and the related loss ratio of 0.83% were essentially unchanged from the 1997 fourth quarter and declined from $148 million and 0.91% a year-ago. The decrease in losses from the 1997 first quarter primarily reflects improvement in the U.S. and Europe, and the effect of foreign currency translation, partially offset by higher losses in Asia Pacific.

U.S. bankcards managed loans delinquent 90 days or more were $842 million or 1.88% at quarter-end, compared with $856 million or 1.80% at December 31, 1997 and $884 million or 1.98% a year-ago. Net credit losses of $668 million and the related loss ratio of 5.96% were up $13 million from $655 million and 5.64% in the 1997 fourth quarter and up $12 million from $656 million and 5.91% a year-ago. The 12-month-lagged loss ratio was 6.03% in the quarter, compared with 5.86% in the 1997 fourth quarter and 6.21% a year-ago. Net credit losses in the quarter included a $15 million (14 bps) increase related to the reclassification of certain collection agency fees from operating expense. Personal bankruptcies accounted for 37.0% of gross write-offs in the quarter, compared with 40.8% in the prior quarter and 36.6% in the 1997 first quarter.

The other Cards businesses include bankcards outside the United States, worldwide Diners Club, and private label cards. As of the 1998 first quarter, loans delinquent 90 days or more of $216 million and net credit losses of $89 million increased from the prior quarter by $22 million and $8 million, respectively, primarily due to increases in Asia Pacific. Delinquencies and net credit losses were essentially unchanged from a year-ago, reflecting increases in Asia Pacific offset by the effect of foreign currency translation.

Private Bank loans delinquent 90 days or more were $186 million or 1.21% of loans at March 31, 1998, compared to $110 million or 0.72% at December 31, 1997 and $198 million or 1.28% a year-ago. The increase from the 1997 fourth quarter primarily reflects an increase in nonaccrual loans in Asia Pacific. Net recoveries were $7 million in the 1998 first quarter, compared to $9 million in the preceding quarter and $2 million a year-ago.

Total consumer loans on the balance sheet delinquent 90 days or more on which interest continued to be accrued were $988 million at March 31, 1998, compared with $1.0 billion at December 31, 1997 and $983 million at March 31, 1997. Included in these amounts are U.S. government-guaranteed student loans of $256 million, $240 million, and $227 million, respectively. Other consumer loans delinquent 90 days or more on which interest continued to be accrued (which primarily include worldwide bankcard receivables and certain portfolios in Germany) were $732 million, $762 million, and $756 million, respectively. The majority of these other loans are written off upon reaching a stipulated number of days past due. See the table entitled "Cash-Basis, Renegotiated, and Past Due Loans" on page 51.

Citicorp's policy for suspending the accrual of interest on consumer loans varies depending on the terms, security, and credit loss experience characteristics of each product, as well as write-off criteria in place. At March 31, 1998, interest accrual had been suspended on $1,850 million of consumer loans, primarily consisting of Citibanking loans, compared with $1,849 million at December 31, 1997 and $2,119 million at March 31, 1997. The decline from March 31, 1997 reflects improvements in U.S. mortgages and the effect of foreign currency translation, partially offset by increases in Asia Pacific. U.S. mortgages on which the accrual of interest had been suspended were $475 million at March 31, 1998, down from $514 million at December 31, 1997 and $671 million at March 31, 1997, reflecting continued improvement in the credit quality of the portfolio.

The portion of Citicorp's aggregate allowance for credit losses attributed to the consumer portfolio was $2.5 billion as of March 31, 1998 and December 31, 1997, up from $2.4 billion as of March 31, 1997. The aggregate allowance for credit losses reflected an additional provision in excess of net write-offs of $25 million in the 1998 and 1997 first quarters, as well as the 1997 fourth quarter. The allowance as a percentage of loans on the balance sheet was 2.36% as of March 31, 1998, compared with 2.30% at December 31, 1997 and 2.29% at March 31, 1997. See "Provision and Credit Loss Reserves" on page 16 for further discussion.

Net credit losses and the related loss ratios may increase from the 1998 first quarter as a result of economic conditions, seasonal factors, the credit performance of the portfolios, including bankruptcies, and other changes in portfolio levels. Additionally, delinquencies and loans on which the accrual of interest is suspended could remain at relatively high levels. Also, the inclusion of net credit losses and customer receivables related to the acquisition of Universal Card Services from AT&T will increase Global Consumer net credit losses and the related loss ratio.

Global Corporate Banking

The Global Corporate Banking business serves corporations, financial institutions, governments, investors, and other participants in capital markets throughout the world.

                                                                                       Three Months Ended March 31,
                                                                                    -----------------------------------     %
In Millions of Dollars                                                                    1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                                $2,310            $1,926            20
Adjusted operating expense                                                                1,309             1,146            14
                                                                                    -----------------------------------
Operating margin                                                                          1,001               780            28
Credit costs (benefits)                                                                      44               (75)           NM
                                                                                    -----------------------------------
Income before taxes                                                                         957               855            12
Income taxes                                                                                204               206            (1)
                                                                                    -----------------------------------
Net income                                                                               $  753            $  649            16
------------------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)                                                    $173              $149            16
Return on assets (%)                                                                       1.77              1.77             -
------------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.


Global Corporate Banking net income was $753 million in the quarter, up $104 million or 16% from 1997. Return on average assets of 1.77% was unchanged from the 1997 first quarter as average assets also grew 16%. Net income from the Emerging Markets business was $499 million or 66% of total Global Corporate Banking net income and Global Relationship Banking's net income was $254 million or 34% of total Global Corporate Banking net income.

The results reflect improved contributions from both the Emerging Markets business and Global Relationship Banking. Adjusted revenue in the quarter increased $384 million or 20% (24% excluding the effect of foreign currency translation) from the year-ago quarter, with $185 million of the increase attributable to the Emerging Markets business (a 20% growth rate) and $199 million attributable to Global Relationship Banking (also a 20% growth rate). Adjusted operating expense increased $163 million or 14% (18% excluding the effect of foreign currency translation) from 1997, with $52 million of the increase in the Emerging Markets business and $111 million in Global Relationship Banking. Revenue growth outpaced expense growth by a 2.4 to 1 ratio, resulting in operating margin growth of $221 million or 28%. Credit costs were $44 million, and compared with a net benefit of $75 million in 1997, which included a $50 million recovery from the refinancing agreement concluded with Peru. The growth in operating margin, partially offset by the growth in credit costs, yielded a $102 million or 12% improvement in income before taxes. Net income further benefited from a decline in the effective tax rate to 21% from 24%, attributable to changes in the nature and geographic mix of pretax earnings. The Emerging Markets business reported an 11% improvement in net income and Global Relationship Banking reported a 27% improvement in net income.

Commercial cash-basis loans at March 31, 1998 were $1.3 billion, up $280 million and $415 million from year end and the year-ago quarter, reflecting increases in the Emerging Markets business, primarily in Indonesia and Thailand, and improvements in Global Relationship Banking, primarily real-estate related. Commercial cash-basis loans in the Emerging Markets business were $967 million at March 31, 1998, an increase of $304 million from year end and $552 million from a year ago. Emerging Markets cash-basis loans included $83 million and $59 million at March 31, 1998 and December 31, 1997, respectively, of balance sheet credit exposures related to foreign currency derivative contracts from several Asian customers for which the recognition of revaluation gains has been suspended. The amounts included a year ago were not material. Commercial OREO of $350 million declined $111 million and $243 million from year end and the year-ago quarter, primarily reflecting improvements in real estate in Global Relationship Banking. See the tables entitled "Cash-Basis, Renegotiated, and Past Due Loans" and "Other Real Estate Owned and Assets Pending Disposition" on page 51.

Average assets of $173 billion in the 1998 first quarter increased $24 billion or 16% from the 1997 first quarter with $17 billion of the increase in the Emerging Markets business and $7 billion of the increase in Global Relationship Banking. The increase primarily reflects growth in both businesses in loan portfolio, transaction banking, and trading products together with treasury initiatives.

Levels of trading-related and venture capital revenue and securities transactions and net asset gains in Global Corporate Banking may fluctuate in the future as a result of market and asset-specific factors. See pages 15 and 16 for discussions of trading-related and venture capital revenue and realized gains from sales of investments and net asset gains that supplement the analyses in the Emerging Markets and Global Relationship Banking sections that follow. Losses on commercial lending activities can vary widely with respect to timing and amount, particularly within any narrowly-defined business or loan type. Credit costs and cash-basis loans may increase from the 1998 first quarter level due to unsettled global markets, economic conditions, or other factors. See "Provision and Credit Loss Reserves" on page 16 for additional discussion of the Global Corporate Banking portfolio.

Emerging Markets

                                                                                       Three Months Ended March 31,
                                                                                    -----------------------------------      %
In Millions of Dollars                                                                    1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                                $1,113              $928            20
Adjusted operating expense                                                                  499               447            12
                                                                                    -----------------------------------
Operating margin                                                                            614               481            28
Credit costs (benefits)                                                                      63               (36)           NM
                                                                                    -----------------------------------
Income before taxes                                                                         551               517             7
Income taxes                                                                                 52                68           (24)
                                                                                    -----------------------------------
Net income                                                                              $   499              $449            11
------------------------------------------------------------------------------------------------------------------------------------

Average assets (In Billions of Dollars)                                                     $83               $66            26
Return on assets (%)                                                                       2.44             2.76              -
------------------------------------------------------------------------------------------------------------------------------------

NM Not meaningful, as percentage equals or exceeds 100%.


Emerging Markets net income of $499 million grew $50 million or 11% from 1997. Operating margin grew $133 million or 28%, as revenue growth outpaced expense growth by a 3.6 to 1 ratio, but credit costs increased to $63 million, resulting in income before taxes increasing 7% from the 1997 quarter. Net income for the quarter benefited from a decline in the effective income tax rate due to changes in the geographic mix and nature of pretax earnings.

Adjusted revenue in the quarter of $1.1 billion increased $185 million or 20% (27% excluding the effect of foreign currency translation) from the year-ago first quarter. The increase reflected a $73 million improvement in trading-related revenue, higher realized gains from sales of investments and net asset gains, and double-digit growth in transaction banking and corporate finance revenue. The increase in trading-related revenue reflected improved foreign exchange results in Asia Pacific attributable to unsettled markets in certain Asian currencies. Aggregate realized gains from sales of investments and net asset gains of $218 million and $154 million in the 1998 and 1997 first quarters, respectively, included $189 million from the sale of Brady bonds in the 1998 quarter and $46 million related to the refinancing agreement concluded with Peru in the 1997 quarter.

Adjusted revenue in Asia Pacific (comprising 13 countries and territories excluding Japan and the Indian subcontinent, but including Australia and New Zealand) grew 15% from the 1997 first quarter due to improved trading-related results. No single country or territory in the Emerging Markets Asia Pacific business exceeded 2% of Citicorp's adjusted revenue or average assets. Revenue attributed to the Embedded Bank and Emerging Local Corporate strategies, together with new franchises, accounted for 8% of Emerging Markets revenue, up 49% from the 1997 quarter. About 21% of the revenue in the Emerging Markets business was attributable to business from multinational companies managed jointly with Global Relationship Banking, with that revenue having grown 27% from the 1997 first quarter.

Adjusted operating expense of $499 million in the 1998 first quarter increased $52 million or 12% (19% excluding the effect of foreign currency translation) from the year-ago quarter. The growth reflected investment spending to build the franchise, including costs associated with Citicorp's plan to gain market share in selected emerging market countries, and broadly-based volume growth across most products and geographic segments.

Credit costs totaled $63 million in the quarter, up from a net benefit of $36 million in the 1997 quarter, which included a $50 million recovery from the refinancing agreement concluded with Peru. Credit costs in the 1998 quarter increased $58 million in Asia Pacific, primarily in Thailand and Indonesia. Recoveries in the 1998 quarter included $9 million from the refinancing agreement concluded with the Ivory Coast.

Negotiations among the Republic of Korea and international creditor banks, which were chaired by Citibank, were successful in extending the maturities of nearly $22 billion in short-term loans to Korean banks. Pursuant to the terms, on April 8, 1998 Citibank exchanged $398 million of such loans for new loans guaranteed by the Republic of Korea with maturities of one, two, and three years.

Global Relationship Banking

                                                                                      Three Months Ended March 31,
                                                                                   -----------------------------------     %
 In Millions of Dollars                                                                  1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Adjusted revenue, net of interest expense                                               $1,197              $998            20
Adjusted operating expense                                                                 810               699            16
                                                                                   -----------------------------------
Operating margin                                                                           387               299            29
Credit benefits                                                                            (19)              (39)          (51)
                                                                                   -----------------------------------
Income before taxes                                                                        406               338            20
Income taxes                                                                               152               138            10
                                                                                   -----------------------------------
Net income                                                                             $   254              $200            27
------------------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)                                                    $90               $83             8
Return on assets (%)                                                                      1.14             0.98              -


Net income of $254 million from the Global Relationship Banking business in North America, Europe, and Japan in the 1998 first quarter increased $54 million or 27% from 1997. Operating margin increased $88 million or 29%, and net credit benefits declined $20 million to $19 million, resulting in a $68 million or 20% improvement in income before taxes. Net income benefited from a decline in the effective income tax rate to 37% from 41%.

Adjusted revenue of $1.2 billion increased $199 million or 20% from the 1997 first quarter reflecting a $171 million improvement in venture capital results compared with the low year-ago level, a $39 million improvement in trading-related revenue, and moderate growth in transaction banking services and corporate finance revenue, partially offset by a $32 million gain recognized in the 1997 quarter from the sale of an investment, and lower treasury results attributable to a flatter yield curve.

Adjusted operating expense of $810 million increased $111 million or 16% compared with the 1997 first quarter, primarily attributable to increased spending on technology, higher incentive compensation, and volume-related expense in transaction banking services.

Credit costs in the quarter were a net benefit of $19 million, down from a net benefit of $39 million in the 1997 first quarter, due primarily to a lower level of recoveries.

Other Items

                                                                                       Three Months Ended March 31,
                                                                                    -----------------------------------      %
In Millions of Dollars                                                                    1998              1997          Change
------------------------------------------------------------------------------------------------------------------------------------
Revenue, net of interest expense                                                           $262              $211            24
Operating expense                                                                           177               162             9
                                                                                    -----------------------------------
Income before taxes                                                                          85                49            73
Income taxes                                                                                228               193            18
                                                                                    -----------------------------------
Net loss                                                                                   (143)             (144)           (1)
------------------------------------------------------------------------------------------------------------------------------------
Average assets (In Billions of Dollars)                                                      $9                $5            80



Other items includes revenue derived from charging businesses for funds employed, based upon a marginal cost of funds concept, unallocated corporate costs and the offset created by attributing income taxes to core business activities on a local tax-rate basis. Citicorp's effective tax rate was 38% in both the 1998 and 1997 first quarters. Income taxes are attributed to core businesses on the basis of local tax rates, which resulted in effective tax rates for the core businesses of 25% in the 1998 quarter and 27% in the 1997 quarter, primarily reflecting changes in the nature and geographic mix of earnings.

Revenue in the 1998 quarter included $19 million of gains on sales of investment securities held in the Corporate portfolio, while the 1997 quarter reflected investment writedowns of $20 million. Expense in the 1998 first quarter included a $25 million charge associated with performance-based stock options granted in January 1998, and increases in certain technology expenses and other unallocated corporate costs. The 1997 quarter included a $72 million charge related to performance-based stock options which vested in that quarter. Average assets in the 1998 quarter included certain liquid assets to pre-fund the acquisition of Universal Card Services from AT&T completed on April 2, 1998.

INVESTMENT SERVICES

                                                                                    Three Months Ended March 31,
                                                                --------------------------------------------------------------------
                                                                              1998                               1997
                                                                ---------------------------------- ---------------------------------
 In Millions of Dollars                                            Revenues         Net income        Revenues         Net income
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ----------------
 Investment banking and brokerage                                     $5,832            $443             $4,691            $368
 Asset management                                                        225              60                186              44
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ----------------
 Salomon Smith Barney                                                 $6,057            $503             $4,877            $412
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ----------------

Salomon Smith Barney reported net income of $503 million for the quarter ended March 31, 1998, an increase of 22% from the $412 million reported for the quarter ended March 31, 1997. Revenues, net of interest expense, increased 16% to $3.134 billion in the 1998 quarter compared to $2.708 billion in the 1997 quarter. Salomon Smith Barney's return on equity was 23.1% in the first quarter of 1998, up from 21.7% in the first quarter of 1997 and significantly better than the 12.5% in the fourth quarter of 1997. The pretax profit margin was 25.9% in the first quarter of 1998, significantly improved from 16.6% in the fourth quarter of 1997.

Salomon Smith Barney Revenues

                                                                                                 Three Months Ended March 31,
                                                                                          ------------------------------------------
 In Millions of Dollars                                                                            1998                  1997
 ---------------------------------------------------------------------------------------- --------------------- --------------------
 Commissions                                                                                    $   795               $   716
 Investment banking                                                                                 628                   484
 Principal transactions                                                                             780                   762
 Asset management and administration fees                                                           498                   389
 Interest income, net (1)                                                                           395                   322
 Other income                                                                                        38                    35
                                                                                          --------------------- --------------------
 Net revenues (1)                                                                                $3,134                $2,708
 ---------------------------------------------------------------------------------------- --------------------- --------------------

(1) Net of interest expense of $2.923 billion and $2.169 billion for the three-month period ended March 31, 1998 and 1997, respectively. Revenues included in the condensed consolidated statement of income are before deductions for interest expense.


Commission revenues increased 11% to $795 million in the first quarter of 1998 from $716 million in the first quarter of 1997. This increase is a result of strong activity in sales of listed and over-the-counter securities and mutual fund commissions.

Investment banking revenues increased 30% to $628 million in the first quarter of 1998 up from $484 million in the first quarter of 1997. The increase in investment banking revenues is primarily attributable to an increase in merger and acquisition advisory fees as well as revenue growth from unit trust, equities, high yield and investment grade debt underwriting.

Principal transaction revenues were $780 million in the first quarter of 1998, up slightly from $762 million in the first quarter of 1997. The increase in principal transaction revenues was a result of higher revenues from commodities trading conducted by Phibro Inc. and was somewhat offset by a decline in equities trading.

Asset management and administration fees increased 28% to $498 million in the first quarter of 1998, up from $389 million in the first quarter of 1997. This reflects broad growth in all recurring fee-based products. At March 31, 1998, internally managed assets were $178.3 billion and total assets under fee-based management were $245.4 billion compared to $139.2 billion and $185.9 billion, respectively, at March 31, 1997.

Net interest and dividends increased 23% to $395 million in the first quarter of 1998, up from $322 million in the first quarter of 1997.

Compensation and benefits expense, as a percentage of net revenues, for the first quarter of 1998 was 54.9% compared to 54.6% in the first quarter of 1997 and non-compensation expense as a percentage of net revenues was 19.2% in the 1998 quarter compared to 20.3% in the 1997 quarter. Salomon Smith Barney continues to maintain its focus on controlling fixed expenses.

Assets Under Fee-Based Management

                                                                                                         At March 31,
                                                                                          --------------------- -------------------
                                                                                                   1998                  1997
 In Billions of Dollars
 ---------------------------------------------------------------------------------------- --------------------- -------------------
 Money market funds                                                                             $  51.6               $  43.9
 Mutual funds                                                                                      56.0                  40.5
 Managed accounts                                                                                  57.4                  46.3
                                                                                          --------------------- -------------------
    Salomon Smith Barney Asset Management                                                         165.0                 130.7
 Financial Consultant managed accounts                                                             13.3                   8.5
                                                                                          --------------------- -------------------
    Total internally managed accounts                                                             178.3                 139.2
 Consulting Group externally managed assets                                                        67.1                  46.7
                                                                                          --------------------- -------------------
    Total assets under fee-based management                                                      $245.4                $185.9
 ---------------------------------------------------------------------------------------- --------------------- -------------------

Although included in Salomon Smith Barney's overall results, the following highlights the revenues and operating earnings of the asset management division:

                                                                                                 Three Months Ended March 31,
                                                                                          --------------------- -------------------
 In Millions of Dollars                                                                            1998                  1997
 ---------------------------------------------------------------------------------------- --------------------- -------------------
 Revenues:
    Investment advisory, administration and distribution fees                                      $202                  $168
    Unit Investment Trust revenues - net                                                             13                     9
    Other revenues                                                                                   10                     9
                                                                                          --------------------- -------------------
    Total revenues                                                                                 $225                  $186
 Operating earnings                                                                               $  60                 $  44
 ---------------------------------------------------------------------------------------- --------------------- -------------------

The division's 36% increase in earnings reflects continued strength in mutual funds, managed accounts, and its share of unit trust revenues, as well as the acquisition of $5.9 billion of Common Sense(R) Trust assets at year-end 1997.

Assets under fee-based management for Salomon Smith Barney Asset Management break down to 31% in money market funds, 34% in mutual funds and 35% in accounts managed for high net worth individuals, pension funds, corporations and other institutions. Investment advisory, administration and distribution fees rose 20% to $202 million in the first quarter of 1998, reflecting a 26% increase in assets under fee-based management from the comparable period last year.

In the mutual fund sector, there was a significant increase not only in dollar inflows but also in performance, with the number of Morningstar 4- and 5- star funds rising to 23, up from 15 in the prior year period.

New products successfully introduced include the Total Return Bond Fund as well as a unit investment trust consisting of Real Estate Investment Trusts.

CONSUMER FINANCE SERVICES

                                                                                    Three Months Ended March 31,
                                                                --------------------------------------------------------------------
                                                                              1998                               1997
                                                                ---------------- ----------------- ---------------- ----------------
 In Millions of Dollars                                            Revenues         Net Income        Revenues         Net Income
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ----------------
 Consumer Finance Services                                           $485              $60              $377              $49
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ----------------

The Consumer Finance Services segment includes the consumer lending operations (including secured and unsecured personal loans, real estate-secured loans and consumer goods financing) and credit card operations of Commercial Credit Company. Also included in this segment are credit-related insurance services provided through American Health and Life Insurance Company (AHL) and its affiliate.

Earnings in the first quarter of 1998 were $60 million compared to $49 million in the first quarter of 1997. This segment's performance, in a traditionally slow quarter, reflects the integration of Security Pacific Financial Services (Security Pacific) into the Commercial Credit branch system since July 1997, continued internal receivables growth and an improved charge-off rate.

Net receivables owned reached a record $11.4 billion, up 35% from the prior year period and up $335 million or 3% since year-end 1997. This excludes $255.1 million in credit card receivables securitized on March 6, 1998. Most of the receivables growth was in real estate-secured loans, which reflects the strength of this product among Primerica Financial Services (PFS) representatives. On a managed basis, including securitized assets, receivables totaled $11.6 billion, an increase of $404 million from year-end 1997.

During the first quarter of 1998, the average yield on owned receivables was 14.18%, down from 14.65% in the first quarter of 1997, reflecting the shift in the portfolio mix toward lower-risk real estate loans which have lower margins. At March 31, 1998, the owned portfolio consisted of 47% real estate-secured loans, 35% personal loans, 11% credit cards and 7% sales finance and other.

Delinquencies in excess of 60 days on owned receivables were 1.77% at March 31, 1998, down slightly from 1.78% at year-end 1997, but up from 1.63% at March 31, 1997. The charge-off rate on owned receivables of 2.81% in the first quarter of 1998 was improved from the 2.90% rate in the first quarter of 1997. As expected, it was up from the 2.56% rate in the fourth quarter of 1997, which contained a short-term benefit from the transition of Security Pacific's portfolio to the Company's charge-off policies. The charge-off rate is expected to return to lower levels during the second half of 1998.

                                                                                                     As of or for the
                                                                                               Three Months Ended March 31,
                                                                                         --------------------- --------------------
                                                                                                 1998                 1997
 --------------------------------------------------------------------------------------- --------------------- --------------------
 Allowance for credit losses as a % of net outstandings                                         2.94%                 3.00%
 Charge-off rate for the period                                                                 2.81%                 2.90%
 60 + days past due on a contractual basis as a % of gross consumer finance receivables
   at quarter end                                                                               1.77%                 1.63%
 --------------------------------------------------------------------------------------- --------------------- --------------------

LIFE INSURANCE SERVICES

                                                                                    Three Months Ended March 31,
                                                                --------------------------------------------------------------------
                                                                              1998                               1997
                                                                ---------------------------------- ---------------------------------
 In Millions of Dollars                                            Revenues         Net income        Revenues         Net income
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ----------------
 Travelers Life and Annuity (1)                                    $   772             $168              $618            $ 105
 Primerica Financial Services (2)                                      401               95               375               79
                                                                ---------------- ----------------- ---------------- ----------------
 Total Life Insurance Services                                      $1,173             $263              $993             $184
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ----------------

(1) Net income includes $50 million and $4 million of reported investment portfolio gains in 1998 and 1997, respectively.
(2) Net income includes $1 million of reported investment portfolio gains in 1997.

Travelers Life and Annuity

Travelers Life and Annuity consists of annuity, life and long-term care products marketed by The Travelers Insurance Company (TIC) under the Travelers name. Among the range of products offered are fixed and variable deferred annuities, payout annuities and term, universal and variable life and long-term care insurance to individuals and small businesses. It also provides group pension products, including guaranteed investment contracts, and group annuities to employer-sponsored retirement and savings plans. These products are primarily marketed through The Copeland Companies (Copeland), an indirect wholly owned subsidiary of TIC, Salomon Smith Barney Financial Consultants and a nationwide network of independent agents. The majority of the annuity business and a substantial portion of the life business written by Travelers Life and Annuity is accounted for as investment contracts, with the result that the premium deposits collected are not included in revenues.

Earnings before portfolio gains increased 17% to $118 million in the first quarter of 1998, from $101 million in the comparable 1997 period. These record earnings were largely driven by strong investment income and double-digit growth in individual and group annuity account balances as well as long-term care premiums. Positive earnings momentum attributable to strong sales growth of less capital-intensive products--including variable life insurance and annuities - continues to be partially offset by a gradual decline in the amount of higher margin business written in prior years.

In deferred annuities, significant sales through Salomon Smith Barney Financial Consultants and Copeland, combined with favorable market returns from variable annuities, drove account balances to $17.5 billion at March 31, 1998, up 29% or $4.0 billion from a year ago. Net written premium and deposits for the quarter were up 43% to $819.8 million, of which more than 80% was generated by cross-selling through Salomon Smith Barney Financial Consultants and Copeland. Net written premium and deposits through Salomon Smith Barney rose 94% to $348 million, reflecting the momentum of a fourth quarter 1997 cross-selling initiative, while Copeland's net written premium and deposits increased 31% to $319 million, reflecting growth in its core business and continued success with the Salomon Smith Barney joint venture in the small company segment of the 401(k) market.

Payout and group annuity account balances and benefit reserves reached $12.2 billion at March 31, 1998, up 10% from a year ago. The revitalization of this business is reflected in the 33% increase in net written premiums and deposits (excluding the Company's employee pension plan deposits) in the first quarter of 1998 to $859.9 million, up from $647.1 million in the comparable 1997 period.

For individual life insurance, net written premiums and deposits in the first quarter of 1998 were $85.2 million, up 22% from $69.8 million in the first quarter of 1997. Single deposits doubled to $23.8 million, and new periodic premium sales increased 22%, reflecting a doubling of sales at Salomon Smith Barney. For the first quarter of 1998, sales by Salomon Smith Barney increased to over 40% of new periodic premium and single deposits. Life insurance in force was $52.4 billion at March 31, 1998, up $1.9 billion from a year ago.

Earned premiums for the growing long-term care insurance product line increased 31% to $45.6 million in the first quarter of 1998 from $34.9 million in the first quarter of 1997. During the first quarter of 1998 sales through Salomon Smith Barney increased to over 15% of total sales.

Primerica Financial Services

Earnings before portfolio gains for the first quarter of 1998 increased 21% to $95 million from $78 million in the first quarter of 1997, reflecting continued success at cross-selling a range of products, growth in life insurance in force, favorable mortality experience and disciplined expense management.

Life insurance in force reached a record $372.5 billion at March 31, 1998, up 3% from the prior year quarter, reflecting good policy persistency and stable sales growth. New term life insurance sales during the first quarter of 1998 were $13.0 billion in face value, up from $12.0 billion in the first quarter of 1997. Although the number of policies issued declined quarter-over-quarter, the average face amount per policy issued during the first quarter of 1998 rose 16% to $222,600.

Cross-selling ventures demonstrated continued success. During the first quarter of 1998, earnings related to the distribution of non-life insurance products accounted for $19.6 million, or 21%, of PFS's operating earnings, an increase of 39% from the prior year quarter.

Sales of mutual funds (at net asset value) were $768.7 million for the first quarter of 1998, a 6% increase over first quarter 1997 sales of $722.0 million despite some softness in the Canadian mutual fund market. During the first quarter 1998, Salomon Smith Barney funds accounted for almost 60% of PFS's U.S. sales and approximately 44% of total sales.

Cash advanced on $.M.A.R.T. loan(R) and $.A.F.E.(R) loan products underwritten by Commercial Credit was up 15% to $332.5 million in the first quarter of 1998. The TRAVELERS SECURE(R) line of property and casualty insurance products showed strong growth, with premiums up almost four-fold to $38 million and the number of policies sold in the first quarter of 1998 up 123% to 37,192. The number of agents licensed to sell auto and homeowners insurance jumped 51% to over 10,000 people. Variable annuity sales also climbed, reaching net written premiums and deposits of $126.3 million in the first quarter of 1998.

One of the primary factors in PFS's cross-selling success, the Financial Needs Analysis, continues to help the company's Personal Financial Analysts define and address their client's needs. More than 140,000 FNA's were submitted in the quarter of 1998, indicating the potential that more than one-half million people will have an analysis done for them before year-end 1998.

PROPERTY & CASUALTY INSURANCE SERVICES

                                                                                    Three Months Ended March 31,
                                                                                    ----------------------------
                                                                              1998                               1997
                                                                   --------------------------        ---------------------------
                                                                                       Net                                Net
                                                                                      Income                             Income
 In Millions of Dollars                                            Revenues           (Loss)          Revenues           (Loss)
 ----------------------                                            --------          --------        ---------          --------
 Commercial (1) (2)                                                 $1,697             $260          $  1,624             $201
 Personal (1) (3)                                                      893              116               805              105
 Financing costs and other (1)                                           4              (29)                2              (33)
 Minority interest                                                       -              (58)                -              (49)
                                                                   --------          --------        ---------          --------
 Total Property & Casualty Insurance Services                       $2,594             $289            $2,431             $224
                                                                   --------          --------        ---------          --------

(1) Before minority interest.
(2) Net income includes $35 million and $8 million of reported investment portfolio gains in 1998 and 1997, respectively.
(3) Net income includes $8 million of reported investment portfolio gains in 1998 and $3 million of reported investment portfolio losses in 1997.

Earnings before portfolio gains and minority interest increased 13% to $304 million in the first quarter of 1998 from $268 million in the first quarter of 1997. This increase in earnings was primarily the result of increased after-tax net investment income and continued productivity improvements.

Commercial Lines

Earnings before portfolio gains increased 16% to $225 million in the first quarter of 1998 from $193 million in the first quarter of 1997, primarily reflecting continued expense savings, favorable loss experience and no catastrophe losses in the first quarter of 1998 versus $4.9 million in catastrophe losses, after taxes and reinsurance, in the prior year period.

Commercial Lines net written premiums for the first quarter of 1998 totaled $1.212 billion, compared to $1.338 billion in the first quarter of 1997. The first quarter of 1997 net written premiums included an adjustment of $142 million due to a change to conform the Aetna P&C method with The Travelers Indemnity Company and its subsidiaries (Travelers P&C) method of recording certain net written premiums. Excluding this adjustment, net written premiums increased slightly. Net written premiums continue to be unfavorably impacted by the difficult pricing environment and also reflect the Company's disciplined approach to underwriting and risk management.

Fee income for the first quarter of 1998 was $82 million, a $15 million decrease from the first quarter of 1997. This decrease was the result of the depopulation of involuntary pools as the loss experience of workers' compensation improved and insureds moved to voluntary markets and the Company's continued success in lowering workers' compensation losses of service customers, partially offset by National Accounts writing of more service fee-based product versus premium-based product.

National Accounts works with national brokers and regional agents providing insurance coverages and services, primarily workers' compensation, mainly to large corporations. National Accounts also includes the alternative market business which sells claims and policy management services to workers' compensation and automobile assigned risk plans, self-insurance pools throughout the United States and to niche voluntary markets. National Accounts net written premiums of $186.6 million for the first quarter of 1998 decreased $35 million from the first quarter of 1997. This decrease was primarily the result of pricing declines due to the highly competitive marketplace, a decrease in the Company's level of involuntary pool participation as well as National Accounts writing less premium-based product versus service fee-based product and the Company's continued disciplined approach to underwriting and risk management. National Accounts new business and the business retention ratio were moderately higher in the first quarter of 1998 than in the first quarter of 1997, reflecting an increase in claim service-only business as well as continued product development efforts, especially in workers' compensation managed care programs.

Commercial Accounts serves mid-sized businesses through a network of independent agents and brokers. Commercial Accounts net written premiums were $462.6 million in the first quarter of 1998 compared to $560.5 million in the first quarter of 1997. The first quarter of 1997 net written premiums included an adjustment of $127.0 million due to the change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. Excluding this adjustment, net written premiums increased reflecting the continued growth through programs designed to leverage underwriting experience in specific industries, partially offset by pricing declines due to the highly competitive marketplace and the Company's continued disciplined approach to underwriting and risk management. Commercial Accounts new business in the first quarter of 1998 was moderately lower than in the first quarter of 1997, reflecting the Company's focus on obtaining new accounts where it can maintain its selective underwriting policy. Commercial Accounts business retention ratio was moderately higher in the first quarter of 1998 than in the first quarter of 1997. Commercial Accounts continues to focus on the retention of existing business while maintaining its product pricing standards and its selective underwriting policy.

Select Accounts serves small businesses through a network of independent agents. Select Accounts net written premiums were $378.6 million in the first quarter of 1998 compared to $363.7 million in the first quarter of 1997. The first quarter 1997 net written premiums included an adjustment of $15.0 million due to the change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. Excluding this adjustment, the increase in Select Accounts net written premiums reflects the continued benefit from the broader industry and product line expertise of the combined company, partially offset by the highly competitive marketplace and the Company's continued disciplined approach to underwriting and risk management. New premium business in Select Accounts was significantly higher in the first quarter of 1998 compared to the first quarter of 1997. The Select Accounts business retention ratio remained strong in the first quarter of 1998 and was virtually the same as the first quarter of 1997.

Specialty Accounts markets products to national, midsize and small customers, including individuals, and distributes them through both wholesale brokers and retail agents and brokers throughout the United States. Specialty Accounts net written premiums were $184.0 million in the first quarter of 1998 compared to $192.6 million in the first quarter of 1997. This decrease primarily reflects a highly competitive marketplace and the Company's continued disciplined approach to underwriting and risk management.

The statutory combined ratio (before policyholder dividends) for Commercial Lines in the first quarter of 1998 was 106.8% compared to 109.1% in the first quarter of 1997. The GAAP combined ratio (before policyholder dividends) for Commercial Lines in the first quarter of 1998 was 108.1% compared to 107.4% in the first quarter of 1997.

GAAP combined ratios for Commercial Lines differ from statutory combined ratios primarily due to the deferral and amortization of certain expenses for GAAP reporting purposes only.

The 1997 first quarter statutory and GAAP combined ratios for Commercial Lines include an adjustment due to a change to conform the Aetna P&C method with the Travelers P&C method of recording certain net written premiums. Excluding this adjustment, the statutory and GAAP combined ratios before policyholder dividends for the first quarter of 1997 would have been 110.5% and 110.6%, respectively. The decrease in the first quarter of 1998 statutory and GAAP combined ratios compared to the first quarter of 1997 statutory and GAAP combined ratios excluding this adjustment was due to lower catastrophe losses, continued productivity improvements and favorable loss experience, partially offset by lower fee income.

Personal Lines

Earnings before portfolio gains/losses were $108 million in the first quarter of 1998, about equal with the first quarter of 1997. The 1998 results were driven by growth in premium income and strong net investment income and were offset by catastrophe losses, after taxes and reinsurance, of $8.6 million, compared to no such losses in the 1997 quarter, and an increase in investments in service centers and market expansions.

Total net written premiums in the first quarter of 1998 grew 14% over the prior year to $806.0 million, excluding a one-time adjustment in 1997 of $68.7 million due to a change in the quota share arrangement. This increase reflects growth in target markets served by independent agents and growth in the affinity group marketing, joint marketing arrangements and the TRAVELERS SECURE-Registered Trademark- program. Business retention continued to be strong.

The statutory combined ratio for Personal Lines in the first quarter of 1998 was 93.2% compared to 90.1% in the 1997 first quarter. The GAAP combined ratio for Personal Lines in the first quarter of 1998 was 92.3% compared to 88.6% in the 1997 first quarter.

GAAP combined ratios differ from statutory combined ratios for Personal Lines primarily due to the deferral and amortization of certain expenses for GAAP reporting purposes only.

The 1997 first quarter statutory and GAAP combined ratios for Personal Lines include an adjustment associated with a change in the quota share arrangement. Excluding this adjustment, the statutory and GAAP combined ratios for the first quarter of 1997 would have been 89.8% and 91.2%, respectively. The increase in the first quarter of 1998 statutory and GAAP combined ratios compared to the first quarter of 1997 excluding this adjustment was primarily due to the higher level of catastrophe losses and a decrease in favorable prior year reserve development in the automobile bodily injury line.

Financing Costs and Other

The primary component of net income (loss) in the first quarter of 1998 was interest expense of $27 million after-tax, compared to $26 million after-tax in the first quarter of 1997, reflecting financing costs associated with the acquisition of Aetna P&C.

Environmental Claims

The Company's reserves for environmental claims are not established on a claim-by-claim basis. An aggregate bulk reserve is carried for all of the Company's environmental claims that are in the dispute process, until the dispute is resolved. This bulk reserve is established and adjusted based upon the aggregate volume of in-process environmental claims and the Company's experience in resolving such claims. At March 31, 1998, approximately 18% of the net aggregate reserve (i.e., approximately $193 million) consists of case reserve for resolved claims. The balance, approximately 82% of the net aggregate reserve (i.e., approximately $887 million), is carried in a bulk reserve and includes incurred but not reported environmental claims for which the Company has not received any specific claims.

The first table on the next page displays activity for environmental losses and loss expenses and reserves for the three months ended March 31, 1998 and 1997.

Environmental Losses

                                                                                                 Three Months Ended March 31,
                                                                                          ---------------------------------------
 In Millions of Dollars                                                                           1998                  1997
 ---------------------------------------------------------------------------------------- --------------------- -----------------
 Beginning reserves:
   Direct                                                                                         $1,193                $1,369
   Ceded                                                                                             (74)                 (127)
                                                                                          --------------------- -----------------
   Net                                                                                             1,119                 1,242
 Incurred losses and loss expenses:
   Direct                                                                                             20                    18
   Ceded                                                                                              (6)                   (1)
 Losses paid:
   Direct                                                                                             75                    50
   Ceded                                                                                             (22)                   (4)
 Ending reserves:
   Direct                                                                                          1,138                 1,337
   Ceded                                                                                             (58)                 (124)
                                                                                          --------------------- -----------------
   Net                                                                                            $1,080                $1,213
 ---------------------------------------------------------------------------------------- --------------------- -----------------

Asbestos Claims

At March 31, 1998, approximately 24% of the net aggregate reserve (i.e., approximately $261 million) is for pending asbestos claims. The balance, approximately 76% (i.e., approximately $848 million) of the net aggregate reserve, represents incurred but not reported losses for which the Company has not received any specific claims.

The following table displays activity for asbestos losses and loss expenses and reserves for the three months ended March 31, 1998 and 1997. In general, the Company posts case reserves for pending asbestos claims within approximately 30 business days of receipt of such claims.

Asbestos Losses

                                                                                                 Three Months Ended March 31,
                                                                                          ----------------------------------------
 In Millions of Dollars                                                                           1998                  1997
 ---------------------------------------------------------------------------------------- --------------------- ------------------
 Beginning reserves:
   Direct                                                                                         $1,363                $1,443
   Ceded                                                                                            (249)                 (370)
                                                                                          --------------------- ------------------
   Net                                                                                             1,114                 1,073
 Incurred losses and loss expenses:
   Direct                                                                                             29                    20
   Ceded                                                                                             (12)                   (7)
 Losses paid:
   Direct                                                                                             52                    52
   Ceded                                                                                             (30)                  (23)
 Ending reserves:
   Direct                                                                                          1,340                 1,411
   Ceded                                                                                            (231)                 (354)
                                                                                          --------------------- ------------------
   Net                                                                                            $1,109                $1,057
 ---------------------------------------------------------------------------------------- --------------------- ------------------

Uncertainty Regarding Adequacy of Environmental and Asbestos Reserves

It is difficult to estimate the reserves for environmental and asbestos-related claims due to the vagaries of court coverage decisions, plaintiffs' expanded theories of liability, the risks inherent in major litigation and other uncertainties. Conventional actuarial techniques are not used to estimate such reserves.

The reserves carried for environmental and asbestos claims at March 31, 1998 are the Company's best estimate of ultimate claims and claim adjustment expenses based upon known facts and current law. However, the conditions surrounding the final resolution of these claims continue to change. Currently, it is not possible to predict changes in the legal and legislative environment and their impact on the future development of asbestos and environmental claims. Such development will be affected by future court decisions and interpretations and changes in Superfund and other legislation. Because of these future unknowns, additional liabilities may arise for amounts in excess of the current reserves. These additional amounts, or a range of these additional amounts, cannot now be reasonably estimated, and could result in a liability exceeding reserves by an amount that would be material to the Company's operating results in a future period. However, the Company believes that it is not likely that these claims will have a material adverse effect on the Company's financial condition or liquidity.

Cumulative Injury Other Than Asbestos (CIOTA) Claims

Cumulative injury other than asbestos (CIOTA) claims are generally submitted to the Company under general liability policies and often involve an allegation by a claimant against an insured that the claimant has suffered injuries as a result of long-term or continuous exposure to potentially harmful products or substances. Such potentially harmful products or substances include, but are not limited to, lead paint, pesticides, pharmaceutical products, silicone-based personal products, solvents and other deleterious substances.

At March 31, 1998, approximately 18% of the net aggregate reserve (i.e., approximately $188 million) is for pending CIOTA claims. The balance, approximately 82% (i.e., approximately $888 million) of the net aggregate reserve, represents incurred but not reported losses for which the Company has not received any specific claims.

The following table displays activity for CIOTA losses and loss expenses and reserves for the three months ended March 31, 1998 and 1997. In general, the Company posts case reserves for pending CIOTA claims within approximately 30 business days of receipt of such claims.

CIOTA Losses

                                                                                                      Three Months Ended
                                                                                          -----------------------------------------
 In Millions of Dollars                                                                      March 31, 1998        March 31, 1997
 ---------------------------------------------------------------------------------------- --------------------- -------------------
  Beginning reserves:
   Direct                                                                                        $1,520                $1,560
   Ceded                                                                                           (432)                 (446)
                                                                                          --------------------- -------------------
   Net                                                                                            1,088                 1,114
 Incurred losses and loss expenses:
   Direct                                                                                            (3)                    6
   Ceded                                                                                              7                     -
 Losses paid:
   Direct                                                                                            17                     8
   Ceded                                                                                             (1)                   (5)
 Ending reserves:
   Direct                                                                                         1,500                 1,558
   Ceded                                                                                           (424)                 (441)
                                                                                          --------------------- -------------------
   Net                                                                                           $1,076                $1,117
 ---------------------------------------------------------------------------------------- --------------------- -------------------

CORPORATE AND OTHER

                                                                                    Three Months Ended March 31,
                                                                -------------------------------------------------------------------
 In Millions of Dollars                                                       1998                               1997
 -------------------------------------------------------------- ---------------------------------- --------------------------------
                                                                                    Net income                         Net income
                                                                   Revenues         (expense)         Revenues         (expense)
                                                                ---------------- ----------------- ---------------- ---------------
 Total Corporate and Other                                            $59             $(22)              $22             $(52)
 -------------------------------------------------------------- ---------------- ----------------- ---------------- ---------------

Net treasury and corporate staff expenses for the first quarter of 1998 were up slightly from the prior year period. The decline in total operating expense for the segment reflects income from the disposition of a real estate development property.

RISK MANAGEMENT

MANAGING GLOBAL RISK AT CITICORP

Management of Price Risk Exposure at Citicorp

Price risk is the risk to earnings from changes in interest rates, foreign exchange rates, commodity and equity prices, and in their implied volatilities. This exposure arises in the normal course of business of a global financial intermediary.

Citicorp has established procedures for managing price risk which are described in the 1997 Supplemental Financial Statements. These procedures include limits set annually for each major category of risk; these limits are monitored and managed by the businesses, and reviewed monthly at the corporate level.

Price risk is measured using various tools, including the Earnings-at-Risk method, which is applied to interest rate risk of the non-trading portfolios, and the Value-at-Risk method, which is applied to the trading portfolios.

See Note 1 of Notes to the 1997 Supplemental Financial Statements regarding the future application of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

Price Risk in Non-Trading Portfolios

Earnings-at-Risk measures the potential pretax earnings impact over a specified time horizon of a specified parallel shift in the yield curve for the appropriate currency. The yield curve shift is statistically derived as a two standard deviation change in a short-term interest rate over the period required to defease the position (usually four weeks). Earnings-at-Risk is calculated separately for each currency, and reflects the repricing gaps in the position, as well as option positions, both explicit and embedded.

Business units manage the potential earnings effect of interest rate movements by modifying the asset and liability mix, either directly or through the use of derivatives. These include interest rate swaps and other derivative instruments which are either designated and effective as hedges or designated and effective in modifying the interest rate characteristics of specified assets or liabilities. The utilization of derivatives is managed in response to changing market conditions as well as to changes in the characteristics and mix of the related assets and liabilities.

Citicorp's non-trading price risk exposure is mainly to movements in U.S. dollar interest rates, however recent interest rate volatility in certain Asian countries has resulted in an increased measure of non-U.S. dollar
Earnings-at-Risk. As of March 31, 1998, the rate shift over a four week defeasance period applied to the U.S. dollar yield curve for purposes of calculating Earnings-at-Risk was 55 basis points. As of March 31, 1998, the rate shifts applied to non-U.S. currencies for purposes of calculating
Earnings-at-Risk over a one to eight week defeasance period ranged from 17 to 727 basis points, depending on the currency.

The table below illustrates that as of March 31, 1998, a 55 basis point increase in the U.S. dollar yield curve would have a potential negative impact on Citicorp's pretax earnings of approximately $105 million in the next twelve months, and a positive impact of approximately $112 million for the five year period 1998-2003, while a two standard deviation increase in non-U.S. dollar interest rates would have had a potential negative impact on Citicorp's pretax earnings of approximately $85 million in the next twelve months, and approximately $203 million for the five year period 1998-2003.

Earnings-at-Risk

                                                                     Assuming a U.S. Dollar        Assuming a Non-U.S. Dollar Rate
                                                                          Rate Move of                         Move of
                                                               --------------------------------------------------------------------
Impact on Pretax Earnings                                           Two Standard Deviations          Two Standard Deviations (1)
In Millions of Dollars at March 31, 1998                           Increase          Decrease         Increase          Decrease
-----------------------------------------------------------------------------------------------------------------------------------
Overnight to three months                                          ($  59)            $  64           ($  20)              $20
Four to six months                                                    (24)               30              (22)               22
Seven to twelve months                                                (22)               31              (43)               43
                                                               --------------------------------------------------------------------
Total overnight to twelve months                                     (105)              125              (85)               85
Year two                                                              (10)               14              (77)               78
Year three                                                             44               (47)             (36)               36
Year four                                                              85               (88)              (8)                8
Year five                                                             149              (164)             (33)               33
Effect of discounting                                                 (51)               57               36               (36)
                                                               --------------------------------------------------------------------
Total                                                                $112             ($103)           ($203)             $204
-----------------------------------------------------------------------------------------------------------------------------------

(1) Total assumes a two standard deviation increase or decrease for every currency, not taking into account any correlation among currencies.

The table below summarizes Citicorp's twelve month Earnings-at-Risk over recent periods.

Twelve Month Earnings-at-Risk (impact on pretax earnings)

                                                                U.S. Dollar                          Non-U.S. Dollar
                                                 -----------------------------------------------------------------------------------
                                                 Mar. 31,         Dec. 31,      Mar. 31,       Mar. 31,      Dec. 31,       Mar. 31,
In Millions of Dollars                           1998(1)          1997(1)       1997(1)        1998(1)       1997(1)        1997(1)
------------------------------------------------------------------------------------------------------------------------------------
Assuming a two standard deviation rate:
     Increase                                        ($105)        ($180)        ($174)         ($85)         ($25)         ($31)
     Decrease                                          125           211           204            85            25            31
------------------------------------------------------------------------------------------------------------------------------------

The tables on page 39 and above illustrate that Citicorp's pretax earnings in its non-trading activities over the subsequent 12 months would be reduced by an increase in interest rates and would benefit from a decrease in interest rates. For the U.S. dollar portfolio this primarily reflects the utilization of receive-fixed interest rate swaps and similar instruments to effectively modify the repricing characteristics of certain consumer and commercial loan portfolios, deposits, and long-term debt. Correspondingly, derivatives are not used extensively to modify the repricing characteristics of the non-U.S. dollar portfolio. Excluding the effects of these instruments, Citicorp's twelve month Earnings-at-Risk over recent periods would be as follows:

Twelve Month Earnings-at-Risk (excluding effects of derivatives)

                                                                                                          U.S. Dollar
                                                                                           ----------------------------------------
Impact on Pretax Earnings                                                                    Mar. 31,      Dec. 31,       Mar. 31,
In Millions of Dollars                                                                       1998 (1)      1997 (1)       1997 (1)
-----------------------------------------------------------------------------------------------------------------------------------
Assuming a two standard deviation rate:
     Increase                                                                                    $98           $64          $159
     Decrease                                                                                    (86)          (44)         (124)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Excluding the effects of derivatives, Citicorp's non-U.S. dollar Earnings-at-Risk would have had a negative impact of $85 million and $26 million assuming a two standard deviation increase in rates and a positive impact of $85 million and $27 million assuming a two standard deviation decrease in rates at March 31, 1998 and December 31, 1997 respectively.


The tables on page 39 and above illustrates that the risk profile in the one-to-two year time horizon was directionally similar, but generally tends to reverse in subsequent periods. This reflects the fact that the majority of the derivative instruments utilized to modify repricing characteristics as described above will mature within three years. Additional detail regarding these derivative instruments may be found beginning on page 50.

During the 1998 first quarter, the U.S. dollar Earnings-at-Risk for the following 12 months assuming a two standard deviation increase in rates would have had a potential negative impact ranging from approximately $65 million to $137 million in the aggregate at each month end, compared with a range from $142 million to $209 million during 1997. The relatively lower U.S. dollar Earnings-at-Risk experienced during the 1998 first quarter was primarily due to the reduction in the level of received fixed swaps. A two standard deviation increase in non-U.S. dollar interest rates for the following twelve months would have had a potential negative impact ranging from approximately $53 million to $85 million in the aggregate at each month-end during the 1998 first quarter, compared with a range from $15 million to $33 million during 1997. The higher non-U.S. dollar Earnings-at-Risk experienced during the 1998 first quarter primarily reflected the higher interest rate volatility seen across the Asia Pacific region.

Price Risk in Trading Portfolios

The price risk of trading activities is measured using the Value-at-Risk method, which estimates, at a 99% confidence level, the largest potential loss in pretax market value that could occur over a one day holding period. The Value-at-Risk method incorporates the market factors to which the market value of the trading position is exposed (interest rates, foreign exchange rates, equity and commodity prices, and their implied volatilities), the sensitivity of the position to changes in those market factors, and the volatilities and correlations of those factors. The Value-at-Risk measurement includes the foreign exchange risks that arise in traditional banking businesses as well as in explicit trading positions.

The aggregate pretax Value-at-Risk in the trading portfolios was $21 million at March 31, 1998 and daily exposures averaged $24 million in the 1998 first quarter for Citicorp's major trading centers and ranged from $18 million to $31 million. The level of exposure taken depends on the market environment and expectations of future price and market movements, and will vary from period to period. The trading-related revenue for the 1998 first quarter was $728 million, compared with $347 million in the 1997 fourth quarter.

The table below summarizes Citicorp's Value-at-Risk in its trading portfolio as of March 31, 1998.

Value-at-Risk

                                                                                                            1998
                                                                                              Mar. 31,   First Quarter    Dec. 31,
In Millions of Dollars                                                                         1998      Daily Average      1997
----------------------------------------------------------------------------------------------------------------------------------
Interest rate                                                                                   $20          $21            $23
Foreign exchange                                                                                  6           10              8
All other (primarily equity and commodity)                                                        9            9              8
Covariance adjustment                                                                           (14)         (16)           (14)
                                                                                          ----------------------------------------
Total                                                                                           $21          $24            $25
----------------------------------------------------------------------------------------------------------------------------------

Management of Cross-Border Risk at Citicorp

Cross-border risk is the risk that Citicorp will be unable to obtain payment from customers on their contractual obligations as a result of actions taken by foreign governments such as exchange controls, debt moratorium and restrictions on the remittance of funds. Citicorp manages cross-border risk as part of the Windows on Risk process described in the 1997 Supplemental Financial Statements.

The table on page 42 presents total cross-border outstandings on a regulatory basis in accordance with Federal Financial Institutions Examination Council ("FFIEC") guidelines. Total cross-border outstandings include cross-border claims on third parties as well as investments in and funding of local franchises.

Cross-border claims on third parties (trade, short-term, and medium- and long-term claims) include cross-border loans, securities, deposits at interest with banks, investments in affiliates, and other monetary assets, as well as net revaluation gains on foreign exchange and derivative products. Adjustments have been made to assign externally guaranteed outstandings to the country of the guarantor and outstandings for which tangible, liquid collateral is held outside of the obligor's country to the country in which the collateral is held. For securities received as collateral, outstandings are assigned to the domicile of the issuer of the securities.

Investments in and funding of local franchises represents the excess of local country assets over local country liabilities, as defined by the FFIEC. Local country assets are claims on local residents recorded by branches and majority-owned subsidiaries of Citicorp domiciled in the country, adjusted for externally guaranteed outstandings and certain collateral. Local country liabilities are obligations of branches and majority-owned subsidiaries of Citicorp domiciled in the country for which no cross-border guarantee is issued by Citicorp offices outside the country.

Citicorp Cross-Border Outstandings and Commitments

                                                     March 31, 1998                                          December 31, 1997
                   -----------------------------------------------------------------------------------  ----------------------------
                     Cross-Border Claims on Third Parties
                   ------------------------------------------
                                                              Investments
                                                  Trading       in and
In Billions of                                  and Short-   Funding of      Total                         Total
                   -----------------------------  Term          Local     Cross-Border                  Cross-Border
  Dollars          Banks  Public  Private  Total  Claims (1) Franchises  Outstandings  Commitments (2) Outstandings  Commitments (2)
------------------------------------------------------------------------------------------------------------------------------------
United Kingdom     $  1.5 $  0.8  $  2.7   $  5.0   $  3.8      $  -       $  5.0 (3)       $  7.0       $  4.5 (3)      $  7.8
France                2.1    0.7     0.7      3.5      3.3         0.6        4.1 (3)          0.8          3.1 (3)         0.6
Italy                 0.7    -       0.3      1.0      1.0         3.0        4.0 (3)          0.5          3.4 (3)         0.5
Germany               1.3    0.9     0.4      2.6      2.4         1.2        3.8 (3)          1.6          4.7 (3)         1.7
Japan                 2.2    0.2     0.9      3.3      2.9         -          3.3 (4)          0.7          3.2 (3)         1.1
Spain                 0.2    -       0.3      0.5      0.4         2.3        2.8 (4)          0.4          2.3 (4)         0.4
Switzerland           1.1    -       1.7      2.8      2.5         -          2.8 (4)          1.2          2.7 (4)         1.1
Netherlands           0.8    0.2     1.0      2.0      1.7         0.1        2.1              1.0          2.2             0.8
Canada                0.9    0.1     0.4      1.4      1.2         -          1.4              1.7          1.6             1.8
Belgium               0.4    0.2     0.4      1.0      1.0         0.4        1.4              0.2          0.9             0.2
Sweden                0.5    0.2     0.3      1.0      0.9         0.1        1.1              0.8          1.1             0.7
Finland               0.3    0.1     0.4      0.8      0.6         0.1        0.9              0.4          0.7             0.4
Other (22 countries
  in 1998)            1.4    0.5     2.0      3.9      2.9         0.6        4.5              1.8          4.0             1.6
------------------------------------------------------------------------------------------------------------------------------------
Europe, Canada,
  and Japan          13.4    3.9    11.5     28.8     24.6         8.4       37.2             18.1         34.4            18.7
------------------------------------------------------------------------------------------------------------------------------------
Brazil                0.4    1.3     1.6      3.3      1.6         1.7        5.0 (3)          0.3          4.4 (3)         0.1
Mexico                0.1    1.8     0.6      2.5      1.0         0.5        3.0 (4)          0.5          3.0 (4)         0.6
Argentina             -      0.3     1.1      1.4      0.8         0.8        2.2              0.1          2.2             0.1
Chile                 -      0.3     0.4      0.7      0.2         0.3        1.0              0.1          1.0             -
Venezuela             0.1    0.7     0.1      0.9      0.2         0.1        1.0              0.1          1.0             -
Colombia              0.2    -       0.1      0.3      0.2         0.6        0.9              0.2          0.9             0.1
Peru                  0.1    0.1     0.2      0.4      0.3         0.1        0.5              0.2          0.4             0.1
Uruguay               -      0.2     0.1      0.3      0.1         -          0.3              -            0.3             -
Other (20
countries             0.2    0.6     0.6      1.4      1.0         0.1        1.5              0.6          1.1             0.6
  in 1998)
------------------------------------------------------------------------------------------------------------------------------------
Latin America         1.1    5.3     4.8     11.2      5.4         4.2       15.4              2.1         14.3             1.6
------------------------------------------------------------------------------------------------------------------------------------
South Korea           0.6    0.2     0.9      1.7      1.5         1.1        2.8 (4)          0.4          2.6 (4)         0.2
Saudi Arabia          0.5    0.1     0.1      0.7      0.3         -          0.7              0.2          0.8             0.3
Malaysia              0.1    -       0.2      0.3      0.3         0.3        0.6              0.1          0.7             0.1
Indonesia             0.1    -       0.5      0.6      0.5         -          0.6              0.2          0.6             0.2
Singapore             0.1    -       0.4      0.5      0.4         -          0.5              0.6          0.5             0.3
Hong Kong             0.2    -       0.2      0.4      0.4         -          0.4              0.3          0.7             0.3
Taiwan                0.1    -       0.3      0.4      0.3         -          0.4              0.4          0.4             0.5
Bahrain               0.2    0.1     -        0.3      0.2         -          0.3              0.1          0.3             0.1
China                 0.1    -       0.1      0.2      0.1         -          0.2              0.4          0.6             0.4
Thailand              -      -       0.2      0.2      0.1         -          0.2              0.1          0.3             0.1
India                 -      -       0.2      0.2      0.1         -          0.2              0.2          0.2             0.3
Pakistan              0.1    -       -        0.1      0.1         0.1        0.2              -            0.2             -
Kuwait                0.1    -       -        0.1      0.1         -          0.1              -            0.2             -
Philippines           -      -       0.1      0.1      0.1         -          0.1              0.1          0.2             0.1
Other (10
countries             -      0.1     0.2      0.3      0.2         -          0.3              0.4          0.3             0.4
  in 1998)
------------------------------------------------------------------------------------------------------------------------------------
Asia/ Middle East     2.2    0.5     3.4      6.1      4.7         1.5        7.6              3.5          8.6             3.3
------------------------------------------------------------------------------------------------------------------------------------
Australia             0.4    -       0.2      0.6      0.5         0.1        0.7              0.3          0.7             0.4
New Zealand           0.1    -       -        0.1      0.1         0.5        0.6              0.1          0.7             -
All Other             -      0.7     0.2      0.9      0.7         0.4        1.3              0.4          1.5             0.4
------------------------------------------------------------------------------------------------------------------------------------
Total Other           0.5    0.7     0.4      1.6      1.3         1.0        2.6              0.8          2.9             0.8
------------------------------------------------------------------------------------------------------------------------------------
Total Citicorp      $17.2  $10.4   $20.1    $47.7    $36.0       $15.1      $62.8            $24.5        $60.2           $24.4
------------------------------------------------------------------------------------------------------------------------------------

(1) Included in total cross-border claims on third parties.
(2) Commitments (not included in total cross-border outstandings) include legally binding cross-border letters of credit and loan commitments.
(3) Total cross-border outstandings were in excess of 1.0% of total assets at the end of the respective periods.
(4) Total cross-border outstandings were between 0.75% and 1.0% of total assets at the end of the respective periods.

Details of Citicorp's investments in and funding of local franchises for selected Asian countries included in the table on page 42 at March 31, 1998 were as follows:

                                       Local Country Assets (1)                            Local Country Liabilities
                                                                                                      (2)
                ------------------------------------------------------------------------  ----------------------------
                                          Gross                                              Gross
                                        Unrealized                                         Unrealized
                                         Gains on                                          Losses on
                                        Derivative                                         Derivative                 Investments in
In Billions of                         and Foreign                               Local    and Foreign    All Other    and Funding of
 Dollars at      Consumer  Commercial    Exchange   All Other                   Country     Exchange   Local Country       Local
 March 31, 1998    Loans      Loans     Contracts   Assets (3) Adjustments (4)   Assets     Contracts  Liabilities (5)   Franchises
------------------------------------------------------------------------------------------------------------------------------------
South Korea        $0.8       $1.2        $1.2        $1.9        ($0.5)        $4.6         $1.0           $2.5            $1.1
Malaysia..          1.4        0.8         0.2         1.1         (0.2)         3.3          0.1            2.9             0.3
Indonesia.          0.2        0.4         0.2         1.0         (0.1)         1.7          0.3            1.5             -
Thailand..          1.1        0.9         0.4         1.2         (0.3)         3.3          0.4            2.9             -
Philippines         0.3        0.9         0.1         1.4         (0.5)         2.2          -              2.2             -
------------------------------------------------------------------------------------------------------------------------------------

(1) At December 31, 1997, local country assets were $4.5 billion in South Korea, $3.4 billion in Malaysia, $2.0 billion in Indonesia, $2.7 billion in Thailand, and $2.2 billion in Philippines.
(2) At December 31, 1997, local country liabilities were $3.4 billion in South Korea, $3.0 billion in Malaysia, $2.2 billion in Indonesia, $3.0 billion in Thailand, and $2.2 billion in Philippines.
(3) Includes deposits at interest with banks, securities, customers' acceptance liabilities, and other monetary assets.
(4) Adjustments include externally guaranteed outstandings, locally booked claims on nonresidents, and certain other claims as defined by the FFIEC.
(5) Primarily deposits, purchased funds and other borrowings, and acceptances outstanding.


On January 28, 1998 an agreement was reached between the Republic of Korea and a group of international banks (including Citicorp) on a plan to extend the maturities of short-term credits to the Korean banking system. On April 8, 1998 Korean banks exchanged $21.75 billion of their short-term cross-border credits for new loans with maturities of one-, two-, or three-years, guaranteed by the Republic of Korea, and bearing a floating rate of interest at rates of 2.25%, 2.50%, and 2.75%, respectively, over the six-month London Interbank Offering Rate (LIBOR). Of the total, $3.76 billion was exchanged into one-year loans, $9.79 billion into two-year loans, and $8.2 billion into three-year loans.

Under the plan, Citicorp exchanged $398 million of short-term loans to Korean banks for new loans with maturities of one, two, and three years.

LIQUIDITY AND CAPITAL RESOURCES

Citigroup services its obligations primarily with dividends and other advances that it receives from subsidiaries. The subsidiaries' dividend-paying abilities are limited by certain covenant restrictions in credit agreements and/or by regulatory requirements. Citigroup believes it will have sufficient funds to meet current and future commitments. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings. Additional information regarding Citigroup and subsidiaries' liquidity and capital resources can be found in the 1997 Supplemental Financial Statements.

Citigroup Inc. (Citigroup)

Citigroup issues commercial paper directly to investors and maintains unused credit availability under committed revolving credit agreements at least equal to the amount of commercial paper outstanding.

Citigroup, Commercial Credit Company (CCC) and The Travelers Insurance Company
(TIC) have a five-year revolving credit facility with a syndicate of banks to provide $1.0 billion of revolving credit, to be allocated to any of Citigroup, CCC or TIC. The participation of TIC in this agreement is limited to $250 million. This facility expires in June 2001. At March 31, 1998, $500 million was allocated to Citigroup, $450 million was allocated to CCC and $50 million was allocated to TIC. Under this facility, Citigroup is required to maintain a certain level of consolidated stockholders' equity (as defined in the agreement). At March 31, 1998, this requirement was exceeded by approximately $11 billion. At March 31, 1998, there were no borrowings outstanding under this facility.

As of March 31, 1998, Citigroup had unused credit availability of $500 million under the five-year revolving credit facility. Citigroup may borrow under this revolving credit facility at various interest rate options (LIBOR, CD and base rate) and compensates the banks for the facility through commitment fees.

Citicorp

A diversity of funding sources, currencies, and maturities is used to gain a broad practical access to the investor base. Citicorp's deposits of $214.7 billion represented 65% of total funding at March 31, 1998 compared with $199.1 billion (64% of total funding) at December 31, 1997, and are broadly diversified by both geography and customer segment. Stockholders' equity, which was $21.3 billion at March 31, 1998 compared with $21.0 billion at December 31, 1997, continues to be an important component of the overall funding structure. In addition, long-term debt is issued by Citicorp and its subsidiaries. Total long-term debt outstanding at March 31, 1998, was $19.4 billion, compared with $19.0 billion at year-end 1997.

Asset securitization programs remain an important source of liquidity. Total consumer loans securitized during the quarter were $4.2 billion, including $2.5 billion of U.S. credit cards and $1.7 billion of U.S. mortgages. As credit card securitization transactions amortize, newly originated receivables are recorded on Citicorp's balance sheet and become available for asset securitization. During the three months ended March 31, 1998, the scheduled amortization of certain credit card securitization transactions made available $1.8 billion of new receivables. In addition, $4.8 billion and $6.1 billion of credit card securitization transactions are scheduled to amortize during the remainder of 1998 and in 1999, respectively.

Citicorp is a legal entity separate and distinct from Citibank, N.A. and its other subsidiaries and affiliates. There are various legal limitations on the extent to which Citicorp's subsidiaries may extend credit, pay dividends, or otherwise supply funds to Citicorp. As of March 31, 1998, under their applicable dividend limitations, Citicorp's national and state-chartered bank subsidiaries could have declared dividends to their respective parent companies without regulatory approval of approximately $2.5 billion. In determining whether and to what extent to pay dividends, each bank subsidiary must also consider the effect of dividend payments on applicable risk-based capital and leverage ratio requirements, as well as policy statements of the federal regulatory agencies that indicate that banking organizations should generally pay dividends out of current operating earnings. Consistent with these considerations, Citicorp estimates that as of March 31, 1998, its bank subsidiaries could have distributed dividends to Citicorp, directly or through their parent holding company, of approximately $2.1 billion of the available $2.5 billion.

Citicorp is subject to risk-based capital guidelines issued by the Federal Reserve Board (FRB). These guidelines are supplemented by a leverage ratio requirement. The risk-based capital guidelines and the leverage ratio requirement are detailed in the 1997 Supplemental Financial Statements.

Citicorp Ratios

                                                                                     Mar. 31,         Dec. 31,          Mar. 31,
                                                                                       1998             1997              1997
-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                                          8.19%            8.27%             8.32%
Total capital (Tier 1 and Tier 2)                                                      12.06            12.25             12.04
Leverage (1)                                                                            6.77             6.95              7.32
Common stockholders' equity                                                             5.96             6.15              6.44
-----------------------------------------------------------------------------------------------------------------------------------

(1) Tier 1 capital divided by adjusted average assets.


Citicorp continued to maintain a strong capital position during the 1998 first quarter. Total capital (Tier 1 and Tier 2) amounted to $31.1 billion at March 31, 1998 representing 12.06% of net risk-adjusted assets. This compares with $31.0 billion and 12.25% at December 31, 1997 and $29.1 billion and 12.04% at March 31, 1997. Tier 1 capital of $21.1 billion at March 31, 1998 represented 8.19% of net risk-adjusted assets, compared with $20.9 billion and 8.27% at December 31, 1997 and $20.1 billion and 8.32% at March 31, 1997. The Tier 1 capital ratio at March 31, 1998 was within Citicorp's target range of 8.00% to 8.30%.

The excess of Tier 1 capital generated during a period reduced by capital utilized for business expansion is referred to as "free capital." As shown in the following table, Citicorp generated $283 million of free capital during the 1998 first quarter compared with $729 million in the 1997 first quarter. The amount of free capital is impacted by a number of factors including the level of income, issuances, dividends, and changes in risk-adjusted assets.

Free Capital

                                                                                                     Three Months Ended March 31,
                                                                                                  ---------------------------------
In Millions of Dollars                                                                                  1998              1997
-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital generated:
Net income                                                                                             $1,068           $   998
Issuances/other (1)                                                                                      (118)              495
Cash dividends declared                                                                                  (290)             (281)
                                                                                                  ---------------------------------
Total Tier 1 capital generated                                                                            660             1,212
Capital utilized for growth in net risk-adjusted assets                                                  (377)             (483)
                                                                                                  ---------------------------------
Free capital generated                                                                                 $  283            $  729
-----------------------------------------------------------------------------------------------------------------------------------


(1) Includes issuance of common stock under various employee benefit plans and the dividend reinvestment plan. During the 1998 first quarter, Citicorp redeemed $303 million of Adjustable Rate Preferred Stock, Second and Third Series. The 1997 first quarter reflects the issuance of $450 million of mandatorily redeemable preferred securities of subsidiary trusts and the redemption of $175 million of Series 14 Preferred Stock.


In order to return available free capital to its shareholders, Citicorp initiated a common stock repurchase program in June 1995. Citicorp repurchased
10.0 million and 15.3 million equivalent shares of Citigroup common stock under the repurchase program using capital of $483 million ($48.91 average cost per share) and $704 million ($45.94 average cost per share) in the first quarters of 1998 and 1997, respectively. Under the program, Citicorp repurchased 205.0 million equivalent shares of Citigroup common stock through March 31, 1998, using free capital of $7.3 billion. Citicorp's stock repurchase program was terminated immediately prior to consummation of the merger with Travelers Group.

Common stockholders' equity increased a net $581 million during the first quarter of 1998 to $19.7 billion at March 31, 1998, representing 5.96% of assets, compared with 6.15% at December 31, 1997 and 6.44% at March 31, 1997. The increase in common stockholders' equity during the quarter principally reflected net income, the issuance of stock under various employee benefit plans and an increase in net unrealized gains on securities available for sale, partially offset by shares repurchased under the common stock repurchase program and dividends declared on common and preferred stock. The decline in the common stockholders' equity ratio during the first quarter of 1998 reflected the above items as well as the growth in total assets during the quarter.

During the first quarter of 1998, Citicorp redeemed $303 million of Adjustable Rate Preferred Stock, Second and Third Series. The $750 million of guaranteed preferred beneficial interests (commonly known as "trust preferred securities") outstanding at March 31, 1998 qualify as Tier 1 capital. For the three months ended March 31, 1998, interest expense on the guaranteed preferred beneficial interests amounted to $15 million compared to $13 million for the 1997 quarter.

In April 1998, Citicorp announced that in June 1998 it will redeem for cash all outstanding shares of its 8.00% Noncumulative Preferred Stock, Series 16.

Components of Capital Under Regulatory Guidelines

                                                                                    March 31,       December 31,       March 31,
In Millions of Dollars                                                                 1998             1997              1997
-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 capital
Common stockholders' equity                                                           $ 19,704         $ 19,123          $ 18,692
Perpetual preferred stock                                                                1,600            1,903             1,903
Mandatorily redeemable preferred securities of subsidiary trusts                           750              750               750
Minority interest                                                                          104              104                97
Less: Net unrealized gains  --  securities available for sale (1)                         (661)            (535)             (687)
     Intangible assets (2)                                                                (296)            (304)             (314)
     50% investment in certain subsidiaries (3)                                            (98)            (115)             (325)
                                                                                 --------------------------------------------------
Total Tier 1 capital                                                                    21,103           20,926            20,116
                                                                                 --------------------------------------------------
Tier 2 capital
Allowance for credit losses (4)                                                          3,254            3,198             3,060
Qualifying debt (5)                                                                      6,802            6,977             6,263
Less: 50% investment in certain subsidiaries (3)                                           (97)            (115)             (324)
                                                                                 --------------------------------------------------
Total Tier 2 capital                                                                     9,959           10,060             8,999
                                                                                 --------------------------------------------------
Total capital (Tier 1 and Tier 2)                                                     $ 31,062         $ 30,986          $ 29,115
-----------------------------------------------------------------------------------------------------------------------------------
Net risk-adjusted assets (6)                                                          $257,545         $252,999          $241,887
-----------------------------------------------------------------------------------------------------------------------------------

(1) Tier 1 capital excludes unrealized gains and losses on securities available for sale in accordance with regulatory risk-based capital guidelines.
(2)    Includes goodwill and certain other identifiable intangible assets.
(3) For March 31, 1998 and December 31, 1997, represents investment in certain overseas insurance activities. For March 31, 1997 primarily includes investment in Citicorp Securities, Inc. ("CSI"). During the fourth quarter of 1997, the FRB eliminated the capital deduction required for Section 20 subsidiaries, including CSI.
(4) Includable up to 1.25% of risk-adjusted assets. Any excess allowance is deducted from risk-adjusted assets.
(5) Includes qualifying senior and subordinated debt in an amount not exceeding 50% of Tier 1 capital, and subordinated capital notes subject to certain limitations.

(6) Includes risk-weighted credit equivalent amounts net of applicable bilateral netting agreements of $13.6 billion for interest rate, commodity and equity derivative contracts and foreign exchange contracts, as of March 31, 1998, compared with $13.7 billion as of December 31, 1997 and $10.0 billion as of March 31, 1997. Net risk-adjusted assets also includes the effect of other off-balance sheet exposures such as unused loan commitments and letters of credit and reflects deductions for intangible assets and any excess allowance for credit losses.


On January 1, 1998, Citicorp adopted the U.S. bank regulatory agencies amendment to their risk-based capital guidelines to incorporate market risk in the measurement of net risk-adjusted assets. At March 31, 1998, net risk-adjusted assets includes $5.7 billion of market risk equivalent assets.

Citicorp has entered into forward purchase agreements on its common stock, to be settled on a net basis, in order to partially offset the dilutive effects of various employee benefit plans. At Citicorp's option, such settlements may be made in shares of Citicorp's common stock or in cash. Both the number of shares covered and the forward prices of these contracts are adjusted on a quarterly basis and reflect the stock price at the time of adjustment. As of March 31, 1998, agreements for which forward prices had been established covered approximately $1.2 billion of Citicorp common stock (23.8 million equivalent Citigroup shares) with forward prices averaging $51.17 per share. During the 1998 first quarter, settlements resulted in Citicorp receiving approximately 1.5 million shares of equivalent Citigroup common stock and delivering 0.5 million shares. If these agreements were settled based on the March 31, 1998 market price ($56.80 per share), Citicorp would be entitled to receive approximately
2.3 million shares of equivalent Citigroup common stock. These forward purchase agreements were terminated in accordance with their terms prior to the consummation of the merger with Travelers Group.

Citicorp's subsidiary depository institutions are subject to the risk-based capital guidelines issued by their respective primary federal bank regulatory agencies, which are generally similar to the FRB's guidelines. At March 31, 1998, all of Citicorp's subsidiary depository institutions were "well capitalized" under the federal bank regulatory agencies' definitions.

Commercial Credit Company (CCC)

CCC also issues commercial paper directly to investors and maintains unused credit availability under committed revolving credit agreements at least equal to the amount of commercial paper outstanding. As of March 31, 1998, CCC had unused credit availability of $3.850 billion under five-year revolving credit facilities, including the $450 million referred to on page 43, and $1.0 billion under a 364-day facility. CCC may borrow under its revolving credit facilities at various interest rate options (LIBOR, CD, base rate or money market) and compensates the banks for the facilities through commitment fees.

CCC is limited by covenants in its revolving credit agreements as to the amount of dividends and advances that may be made to its parent or its affiliated companies. At March 31, 1998, CCC would have been able to remit $622 million to its parent under its most restrictive covenants.

Travelers Property Casualty Corp. (TAP)

TAP also issues commercial paper directly to investors and maintains unused credit availability under a committed revolving credit agreement at least equal to the amount of commercial paper outstanding.

TAP has a five-year revolving credit facility in the amount of $500 million with a syndicate of banks that expires in December 2001. TAP may borrow under this revolving credit facility at various interest rate options (LIBOR or base rate) and compensates the banks for the facility through commitment fees. Under this facility, TAP is required to maintain a certain level of consolidated stockholders' equity (as defined in the agreement). At March 31, 1998, this requirement was exceeded by approximately $3.6 billion. At March 31, 1998, there were no borrowings outstanding under this facility.

TAP's insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. Dividend payments to TAP from its insurance subsidiaries are limited to $805 million in 1998 without prior approval of the Connecticut Insurance Department. TAP has received $110 million of dividends from its insurance subsidiaries during the first three months of 1998.

Salomon Smith Barney

Salomon Smith Barney's total assets were $294 billion at March 31, 1998, up from $277 billion at December 31, 1997. Due to the nature of trading activities, including matched book activities, it is not uncommon for asset levels to fluctuate from period to period. Salomon Smith Barney's balance sheet is highly liquid, with the vast majority of its assets consisting of marketable securities and collateralized short-term financing agreements arising from securities transactions. The highly liquid nature of these assets provides Salomon Smith Barney with flexibility in financing and managing its business. Salomon Smith Barney monitors and evaluates the adequacy of its capital and borrowing base on a daily basis in order to allow for flexibility in its funding, to maintain liquidity and to ensure that its capital base supports the regulatory capital requirements of its subsidiaries.

At March 31, 1998, Salomon Smith Barney had a committed uncollateralized revolving line of credit totaling $2.0 billion. In addition, Salomon Brothers Inc (SBI), a wholly owned subsidiary of Salomon Smith Barney, had a $2.1 billion committed secured standby bank credit facility for financing securities positions which enabled it to borrow on a secured basis using a variety of financial instruments as collateral and Salomon Brothers International Limited
(SBIL), a wholly owned subsidiary of Salomon Smith Barney, had a committed securities repurchase facility in the amount of $1 billion. At March 31, 1998, there were no outstanding borrowings under these facilities. Salomon Smith Barney also has substantial borrowing arrangements consisting of facilities that it has been advised are available, but where no contractual lending obligation exists. These arrangements are reviewed on an ongoing basis to ensure flexibility in meeting short-term requirements.

During the second quarter of 1998, Salomon Smith Barney terminated the facilities for SBI and SBIL and amended its revolving credit facilities to increase the amount available under its committed uncollateralized revolving lines of credit to $5.0 billion, comprised of a $1.5 billion three-year facility which expires May 2001 and a $3.5 billion 364-day revolving credit facility that extends through May 1999.

Unsecured term debt is a significant component of the Salomon Smith Barney's long-term capital. Term debt totaled $19.4 billion at March 31, 1998, compared with $19.1 billion at December 31, 1997.

Salomon Smith Barney's borrowing relationships are with a broad range of banks, financial institutions and other firms from which it draws funds. The volume of borrowings generally fluctuates in response to changes in the level of securities inventories, customer balances, the amount of reverse repurchase transactions outstanding (i.e., purchases of securities under agreements to resell the same security) and securities borrowed transactions. As these activities increase, borrowings generally increase to fund the additional activities. Availability of financing can vary depending upon market conditions, credit ratings and the overall availability of credit to the securities industry. Salomon Smith Barney seeks to expand and diversify its funding mix as well as its creditor sources. Concentration levels for these sources, particularly for short-term lenders, are closely monitored both in terms of single investor limits and daily maturities.

Salomon Smith Barney monitors liquidity by tracking asset levels, collateral and funding availability to maintain flexibility to meet its financial commitments. As a policy, Salomon Smith Barney attempts to maintain sufficient capital and funding sources in order to have the capacity to finance itself on a fully collateralized basis in the event that its access to uncollateralized financing is impaired. Its liquidity management process includes a contingency funding plan designed to ensure adequate liquidity even if access to uncollateralized funding sources is severely restricted or unavailable. This plan is reviewed periodically to keep the funding options current and in line with market conditions. The management of this plan includes an analysis which is utilized to determine the ability to withstand varying levels of stress, which could impact its liquidation horizons and required margins. In addition, Salomon Smith Barney monitors its leverage and capital ratios on a daily basis.

Salomon Smith Barney's activities include trading securities that are less than investment grade, characterized as "high yield." High yield securities include corporate debt, convertible debt, preferred and convertible preferred equity securities rated lower than "triple B-" by internationally recognized rating agencies, unrated securities with market yields comparable to entities rated below "triple B-," as well as sovereign debt issued by certain countries in currencies other than their local currencies and which are not collateralized by U.S. government securities. For example, high yield securities exclude the collateralized portion of Salomon Smith Barney's holdings of "Brady Bonds," but include such securities to the extent they are not collateralized. The trading portfolio of high yield securities owned is carried at market or fair value and totaled $6.6 billion at March 31, 1998, the largest high yield exposure to one counterparty was $401 million.

The Travelers Insurance Company (TIC)

At March 31, 1998, TIC had $24.5 billion of life and annuity product deposit funds and reserves. Of that total, $13.0 billion is not subject to discretionary withdrawal based on contract terms. The remaining $11.5 billion is for life and annuity products that are subject to discretionary withdrawal by the contractholder. Included in the amount that is subject to discretionary withdrawal is $2.1 billion of liabilities that are surrenderable with market value adjustments. Also included are an additional $5.2 billion of the life insurance and individual annuity liabilities, which are subject to discretionary withdrawal and have an average surrender charge of 4.7%. In the payout phase, these funds are credited at significantly reduced interest rates. The remaining $4.2 billion of liabilities is surrenderable without charge. More than 15.1% of these relate to individual life products. These risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent against withdrawal by long-term policyholders. Insurance liabilities that are surrendered or withdrawn are reduced by outstanding policy loans and related accrued interest prior to payout.

TIC issues commercial paper to investors and maintains unused committed revolving credit facilities at least equal to the amount of commercial paper outstanding. TIC may borrow under this revolving credit facility at various rate options (LIBOR, CD or base rate) and compensates the banks for the facility through commitment fees. As of March 31, 1998, TIC had unused credit availability of $50 million under the five-year revolving credit facility referred to above.

TIC is subject to various regulatory restrictions that limit the maximum amount of dividends available to its parent without prior approval of the Connecticut Insurance Department. A maximum of $551 million of statutory surplus is available in 1998 for such dividends without the prior approval of the Connecticut Insurance Department, of which $110 million has been paid during the first quarter of 1998.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to the 1997 Supplemental Financial Statements for a discussion of recently issued accounting pronouncements.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," "may result in," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, interest rates, and the level of personal bankruptcies; customer responsiveness to both new products and distribution channels; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; adverse litigation results; and the possibility that the Company will be unable to achieve anticipated levels of operational efficiencies related to recently acquired companies, as well as achieving its other cost-saving initiatives. Readers also are directed to other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

OTHER FINANCIAL INFORMATION


End-User Derivative Interest Rate and Foreign Exchange Contracts

The tables below provide data on the notional principal amounts and maturities of end-user (non-trading) derivatives, along with additional data on end-user interest rate swaps and net purchased option positions at the end of the first quarter of 1998.

                                       Notional Principal Amounts (1)                 Percentage of March  31, 1998 Amount Maturing
                                       ------------------------------   -----------------------------------------------------------
                                               Mar. 31,    Dec. 31,     Within     1 to       2 to      3 to       4 to      After
In Billions of Dollars                           1998        1997       1 Year    2 Years   3 Years    4 Years   5 Years    5 Years
-----------------------------------------------------------------------------------------------------------------------------------
Interest rate products
Futures contracts                               $33.4       $  29.3       53%        42%        5%         -%        -%         -%
Forward contracts                                 8.1           6.9       90         10         -          -         -          -
Swap agreements                                 115.2         122.8       35         17        11          8         8         21
Option contracts                                 16.4          20.1       68         19         6          3         -          4

Foreign exchange products
Futures and forward contracts                    67.7          67.2       93          6         -          -         1          -
Cross-currency swaps                              5.5           4.8       15         14         8          7        43         13
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Includes third-party and intercompany contracts.
-----------------------------------------------------------------------------------------------------------------------------------

End-User Interest Rate Swaps and Net Purchased Options as of March 31, 1998

                                                         Remaining Contracts Outstanding at March 31, -- Notional Principal Amounts
                                                        ---------------------------------------------------------------------------
In Billions of Dollars                                         1998        1999        2000         2001        2002        2003
-----------------------------------------------------------------------------------------------------------------------------------
Receive fixed swaps                                           $87.9        $66.2       $50.4       $38.2        $29.9       $20.3
Weighted-average fixed rate                                     6.6%         6.7%        6.6%        6.6%         6.6%        6.8%
Pay fixed swaps                                               $14.3         $7.2        $5.3        $4.5         $4.0        $3.5
Weighted-average fixed rate                                     6.7%         6.7%        6.9%        6.9%         6.9%        7.0%
Basis swaps                                                   $13.0         $1.7        $0.3        $0.2         $0.2        $0.2
Purchased caps (including collars)                             $7.8         $3.6        $0.9         -            -           -
Weighted-average cap rate purchased                             6.4%         6.9%        7.2%        -            -           -
Purchased floors                                               $3.1         $0.1        $0.1        $0.1         $0.1        $0.1
Weighted-average floor rate purchased                           5.4%         5.8%        5.8%        5.8%         5.8%        5.8%
Written floors related to purchased caps (collars)             $2.6         $0.3        $0.1         -            -           -
Weighted-average floor rate written                             5.4%         5.3%        8.4%        -            -           -
Written caps related to other purchased caps (1)               $2.9         $1.2        $1.0        $1.0         $0.5        $0.5
Weighted-average cap rate written                               7.0%         8.6%        8.4%        8.3%         9.8%        9.8%
-----------------------------------------------------------------------------------------------------------------------------------
Three-month forward LIBOR rates (2)                             5.7%         5.9%        6.0%        6.0%         6.1%        6.2%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Includes written options related to purchased options embedded in other financial instruments.
(2) Represents the implied forward yield curve for three-month LIBOR as of March 31, 1998, provided for reference.

Cash-Basis, Renegotiated and Past Due Loans (1)

                                                                                             Mar. 31,      Dec. 31,      Mar. 31,
In Millions of Dollars                                                                         1998          1997          1997
-----------------------------------------------------------------------------------------------------------------------------------
Commercial cash-basis loans
Collateral dependent (at lower of cost or collateral value) (2)                               $   242       $   258          $288
Other (3)                                                                                       1,102           806           641
                                                                                           ----------------------------------------
Total                                                                                          $1,344        $1,064          $929
-----------------------------------------------------------------------------------------------------------------------------------
Commercial cash-basis loans
In U.S. offices                                                                               $   261       $   296          $316
In offices outside the U.S. (3)                                                                 1,083           768           613
                                                                                           ----------------------------------------
Total                                                                                          $1,344        $1,064          $929
-----------------------------------------------------------------------------------------------------------------------------------
Commercial renegotiated loans
In U.S. offices                                                                                   $20           $20          $242
In offices outside the U.S.                                                                        41            39            54
                                                                                           ----------------------------------------
Total                                                                                             $61           $59          $296
-----------------------------------------------------------------------------------------------------------------------------------
Consumer loans on which accrual of interest had been suspended
In U.S. offices                                                                               $   864       $   967        $1,121
In offices outside the U.S.                                                                     1,104           993         1,066
                                                                                           ----------------------------------------
Total                                                                                          $1,968        $1,960        $2,187
-----------------------------------------------------------------------------------------------------------------------------------
Accruing loans 90 or more days delinquent (4)
In U.S. offices                                                                               $   553       $   606       $   677
In offices outside the U.S.                                                                       480           467           417
                                                                                           ----------------------------------------
Total                                                                                          $1,033        $1,073        $1,094
-----------------------------------------------------------------------------------------------------------------------------------

(1) For a discussion of risks in the consumer loan portfolio and of commercial cash-basis loans, see pages 25 and 28, respectively.
(2) A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.
(3) Includes foreign currency derivative contracts with a balance sheet credit exposure of $83 million and $59 million at March 31, 1998 and December 31, 1997, respectively, for which the recognition of revaluation gains has been suspended.
(4) Includes Consumer loans of $988 million, $1.0 billion, and $983 million at March 31, 1998, December 31, 1997, and March 31, 1997, of which $256 million, $240 million, and $227 million, respectively, are government-guaranteed student loans.

-----------------------------------------------------------------------------------------------------------------------------------

Other Real Estate Owned (OREO) And Assets Pending Disposition (1)

                                                                                             Mar. 31,      Dec. 31,      Mar. 31,
In Millions of Dollars                                                                         1998          1997          1997
-----------------------------------------------------------------------------------------------------------------------------------
Consumer OREO                                                                                   $258          $275       $   416
Commercial OREO                                                                                  350           461           593
                                                                                           ----------------------------------------
Total                                                                                           $608          $736        $1,009
-----------------------------------------------------------------------------------------------------------------------------------

Assets pending disposition (2)                                                                  $103           $96          $174
-----------------------------------------------------------------------------------------------------------------------------------

(1)    Carried at lower of cost or collateral value.
(2) Represents consumer residential mortgage loans that have a high probability of foreclosure.

Details Of Credit Loss Experience

                                                                 1st Qtr.      4th Qtr.      3rd Qtr.      2nd Qtr.      1st Qtr.
In Millions of Dollars                                             1998          1997          1997          1997          1997
-----------------------------------------------------------------------------------------------------------------------------------
Aggregate allowance for credit losses at beginning of period      $6,237        $6,225        $6,147        $6,118        $5,743
                                                               --------------------------------------------------------------------
Provision for credit losses                                          595           557           559           588           493
                                                               --------------------------------------------------------------------

Gross credit losses
Consumer
In U.S. offices                                                      410           423           448           452           408
In offices outside the U.S.                                          207           209           219           221           219
Commercial
In U.S. offices                                                        9            11            11             9             3
In offices outside the U.S.                                           76            56            42            29            36
                                                               --------------------------------------------------------------------
                                                                     702           699           720           711           666
                                                               --------------------------------------------------------------------
Credit recoveries
Consumer
In U.S. offices                                                       60            71            83            62            54
In offices outside the U.S.                                           53            60            59            59            56
Commercial
In U.S. offices                                                       11            27            20            31            29
In offices outside the U.S.                                           18            11            24             8            71
                                                               --------------------------------------------------------------------
                                                                     142           169           186           160           210
                                                               --------------------------------------------------------------------
Net credit losses
In U.S. offices                                                      348           336           356           368           328
In offices outside the U.S.                                          212           194           178           183           128
                                                               --------------------------------------------------------------------
                                                                     560           530           534           551           456
                                                               --------------------------------------------------------------------
Other-net (1)                                                        (13)          (15)           53            (8)          338
                                                               --------------------------------------------------------------------
Aggregate allowance for credit losses at end of period             6,259         6,237         6,225         6,147         6,118
Reserves for securitization activities                                70            85            89            91            91
                                                               --------------------------------------------------------------------
Total credit loss reserves                                        $6,329        $6,322        $6,314        $6,238        $6,209
-----------------------------------------------------------------------------------------------------------------------------------
Net consumer credit losses.                                      $   504       $   501       $   525       $   552       $   517
As a percentage of average consumer loans                            1.75%         1.68%         1.77%         1.91%         1.83%

Net commercial credit losses (recoveries)                            $56           $29            $9           ($1)         ($61)
As a percentage of average commercial loans                          0.28%         0.15%         0.05%          NM            NM
-----------------------------------------------------------------------------------------------------------------------------------

(1) Primarily includes net transfers (to) from the reserves for securitization activities and foreign currency translation effects. In the 1997 first quarter, Citicorp restored to the aggregate allowance for credit losses $373 million that had previously been attributed to credit card securitization transactions where the exposure to credit losses is contractually limited to the cash flows from the securitized receivables.
NM     Not meaningful, as net recoveries result in a negative percentage.

--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Citicorp Average Balances and Interest Rates (Taxable Equivalent Basis)(1) (2)
----------------------------------------------------------------------------------------------------------------------------------
                                                       Average Volume             Interest Revenue/Expense       % Average Rate
                                             --------------------------------------------------------------------------------------
                                             1st Qtr.   4th Qtr.   1st Qtr.  1st Qtr. 4th Qtr. 1st Qtr.  1st Qtr. 4th Qtr. 1st Qtr.
In Millions of Dollars                          1998        1997       1997       1998     1997     1997      1998    1997     1997
-----------------------------------------------------------------------------------------------------------------------------------
Loans (Net of Unearned Income) (3)
Consumer Loans
     In U.S. Offices                         $ 55,955    $ 57,048   $ 55,229     $1,413   $1,482    $1,407    10.24   10.31  10.33
     In Offices Outside the U.S. (4)           49,532      50,408     51,208      1,496    1,537     1,577    12.25   12.10  12.49
                                             --------------------------------------------------------------
Total Consumer Loans                          105,487     107,456    106,437      2,909    3,019     2,984    11.18   11.15  11.37
                                             --------------------------------------------------------------
Commercial Loans
     In U.S. Offices
         Commercial and Industrial             11,316      11,307      9,258        228      240       202     8.17    8.42   8.85
         Mortgage and Real Estate               2,777       2,383      2,973         62       95        59     9.05   15.82   8.05
         Loans to Financial Institutions          358         249        609         11       11        14    12.46   17.53   9.32
         Lease Financing                        3,007       3,094      2,963         50       54        44     6.74    6.92   6.02
     In Offices Outside the U.S. (4)           59,583      55,572     46,134      1,584    1,465     1,252    10.78   10.46  11.01
                                             --------------------------------------------------------------
Total Commercial Loans                         77,041      72,605     61,937      1,935    1,865     1,571    10.19   10.19  10.29
                                             --------------------------------------------------------------
Total Loans                                   182,528     180,061    168,374      4,844    4,884     4,555    10.76   10.76  10.97
                                             --------------------------------------------------------------
Federal Funds Sold and Resale Agreements
In U.S. Offices                                 8,655       6,099      7,827         93       73       100     4.36    4.75   5.18
In Offices Outside the U.S. (4)                 6,214       5,791      5,412        149      161       112     9.72   11.03   8.39
                                             --------------------------------------------------------------
Total                                          14,869      11,890     13,239        242      234       212     6.60    7.81   6.49
                                             --------------------------------------------------------------
Securities, At Fair Value
In U.S. Offices
     Taxable                                    8,689       7,593      8,555         93       81       102     4.34    4.23   4.84
     Exempt from U.S. Income Tax                2,646       2,645      2,512         44       43        41     6.74    6.45   6.62
In Offices Outside the U.S. (4)                22,400      22,041     18,665        451      423       389     8.17    7.61   8.45
                                             --------------------------------------------------------------
Total                                          33,735      32,279     29,732        588      547       532     7.07    6.72   7.26
                                             --------------------------------------------------------------
Trading Account Assets (5)
In U.S. Offices                                 6,585       5,072      4,936        100       82        70     6.16    6.41   5.75
In Offices Outside the U.S. (4)                 9,900      10,166      9,411        155      179       174     6.35    6.99   7.50
                                             --------------------------------------------------------------
Total                                          16,485      15,238     14,347        255      261       244     6.27    6.80   6.90
                                             -------------------------------------------------------------
Loans Held for Sale, In U.S. Offices            3,615       3,597      3,123        109      108       105    12.23   11.91  13.64
Deposits at Interest with Banks (4)            13,957      13,973     13,366        282      268       224     8.19    7.61   6.80
                                             --------------------------------------------------------------
Total Interest-Earning Assets                 265,189     257,038    242,181     $6,320   $6,302    $5,872     9.67    9.73   9.83
                                                                                ----------------------------------------------------
Non-Interest-Earning Assets (5)                47,726      45,255     42,837
                                             ---------------------------------
Total Assets                                 $312,915    $302,293   $285,018
----------------------------------------------------------------------------------------------------------------------------------
Deposits
In U.S. Offices
     Savings Deposits                        $ 30,068    $ 28,292   $ 26,801    $   224  $   220   $   191     3.02    3.09   2.89
     Other Time Deposits                       11,191      11,336     12,501        129      172       139     4.67    6.02   4.51
In Offices Outside the U.S. (4)               136,661     132,120    122,337      2,269    2,133     1,899     6.73    6.41   6.30
                                             --------------------------------------------------------------
Total                                         177,920     171,748    161,639      2,622    2,525     2,229     5.98    5.83   5.59
                                             --------------------------------------------------------------
Trading Account Liabilities (5)
In U.S. Offices                                 4,391       3,160      2,030         60       43        27     5.54    5.40   5.39
In Offices Outside the U.S. (4)                 2,149       2,515      2,448         32       40        46     6.04    6.31   7.62
                                             --------------------------------------------------------------
Total                                           6,540       5,675      4,478         92       83        73     5.71    5.80   6.61
                                             --------------------------------------------------------------
Purchased Funds and Other Borrowings
In U.S. Offices                                11,971      11,984     14,113        150      167       210     5.08    5.53   6.03
In Offices Outside the U.S. (4)                 8,253       9,160      7,047        279      314       228    13.71   13.60  13.12
                                             --------------------------------------------------------------
Total                                          20,224      21,144     21,160        429      481       438     8.60    9.03   8.39
                                             --------------------------------------------------------------
Long-Term Debt
In U.S. Offices                                15,328      15,878     14,839        236      251       215     6.24    6.27   5.88
In Offices Outside the U.S. (4)                 3,997       4,279      4,346         85       91        98     8.62    8.44   9.15
                                             --------------------------------------------------------------
Total                                          19,325      20,157     19,185        321      342       313     6.74    6.73   6.62
                                             --------------------------------------------------------------
Total Interest-Bearing Liabilities            224,009     218,724    206,462     $3,464   $3,431    $3,053     6.27    6.22   6.00
                                                                                --------------------------------------------------
Demand Deposits in U.S. Offices                11,511      11,740     10,801
Other Non-Interest-Bearing Liabilities (5)     56,384      50,974     47,008
Total Stockholders' Equity.                    21,011      20,855     20,747
                                             ---------------------------------
Total Liabilities and Stockholders' Equity   $312,915    $302,293   $285,018
----------------------------------------------------------------------------------------------------------------------------------

NET INTEREST REVENUE AS A PERCENTAGE OF AVERAGE INTEREST-EARNING ASSETS
In U.S. Offices (6)                          $103,634    $ 99,130   $ 98,047     $1,235   $1,254    $1,232     4.83    5.02   5.10
In Offices Outside the U.S. (6)               161,555     157,908    144,134      1,621    1,617     1,587     4.07    4.06   4.47
                                             --------------------------------------------------------------
Total                                        $265,189    $257,038   $242,181     $2,856   $2,871    $2,819     4.37    4.43   4.72
----------------------------------------------------------------------------------------------------------------------------------

(1) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(2) Interest rates and amounts include the effects of risk management activities associated with the respective asset and liability categories.
(3)    Includes cash-basis loans.
(4) Average rates reflect prevailing local interest rates including inflationary effects and monetary correction in certain countries.
(5) The fair value carrying amounts of derivative and foreign exchange contracts are reported in non-interest-earning assets and other non-interest-bearing liabilities.
(6) Includes allocations for capital and funding costs based on the location of the asset.
--------------------------------------------------------------------------------

Citigroup Cross Border Outstandings And Commitments

The following table presents total cross-border outstandings and commitments on a regulatory basis in accordance with Federal Financial Institutions Examination Council (FFIEC) guidelines. Total cross-border outstandings include cross-border claims on third parties as well as investments in and funding of local franchises. See page 42 for a listing of Citicorp's cross-border outstandings and commitments at March 31, 1998 and December 31, 1997.

                                                       March 31, 1998                                           December 31, 1997
                  ------------------------------------------------------------------------------------------  ---------------------
                            Cross-Border Claims on      Trading and Short-  Investments     Total
                                   Third Parties          Term Claims(1)        in and      Cross-                Total
                  --------------------------------- ---------------------      Funding      Border             Cross-Border
 In Billions of                                            Citi-  Insur-      of Local    Outstand-   Commit-   Outstand-   Commit-
 Dollars           Banks  Public    Private  Total  SSB    corp    ance     Franchises        ings   ments(2)        ings  ments(2)
 ---------------- ------- ------- ---------- ------ ------ ------ ------- ------------ -----------  ---------   ---------- --------
 Germany             $2.3     $9.7    $0.9    $12.9  $10.0  $2.4      $-         $1.1      $14.0 (3)    $1.6      $15.1 (3)    $1.7
 Japan                2.6      7.1     2.6     12.3    9.0   2.0       -           -        12.3 (3)     0.7       12.7 (3)     1.1
 Italy                1.1      7.0     0.4      8.5    7.5   1.0       -          2.9       11.4 (3)     0.5       15.9 (3)     0.5
 France               2.5      4.9     1.8      9.2    5.5   3.3       -          0.6        9.8 (3)     0.8        9.5 (3)     0.6
 Brazil               0.4      3.0     2.9      6.3    2.9   1.6       -          1.7        8.0 (4)     0.3        7.3 (3)     0.1
 United Kingdom       2.1      0.8     4.4      7.3    0.5   3.8      0.1          -         7.3 (4)     7.0        6.5 (4)     7.8
 Spain                0.6      2.9     0.4      3.9    3.3   0.4       -          2.3        6.2 (4)     0.4        6.0 (4)     0.4
 Mexico               0.1      4.4     0.9      5.4    2.7   1.0      0.1         0.5        5.9 (4)     0.5        6.4 (4)     0.6
 Sweden               1.0      3.7     1.1      5.8    4.4   0.9       -          0.1        5.9 (4)     0.8        5.9 (4)     0.7
 ----------------------------------------------------------------------------------------------------------------------------------

(1) Included in total cross-border claims on third parties. SSB refers to Salomon Smith Barney. Insurance includes Life Insurance Services and Property and Casualty Insurance Services.
(2) Commitments (not included in total cross-border outstandings) include legally binding cross-border letters of credit and other commitments and contingencies.
(3) Total cross-border outstandings were in excess of 1.0% of Citigroup's total assets at the end of the respective periods.
(4) Total cross-border outstandings were between 0.75% and 1.0% of Citigroup's total assets at the end of the respective periods.

--------------------------------------------------------------------------------

Trading and short-term claims (included in total cross-border claims on third parties) include cross-border debt and equity securities in the trading account, resale agreements, trade finance receivables, net revaluation gains on foreign exchange and derivative contracts, and other claims with a maturity of less than one year. Under resale agreements, the counterparty has the legal obligation for repayment; however, for purposes of the above table, resale agreements are reported based on the domicile of the issuer of the securities that are held as collateral, as required by FFIEC guidelines. A substantial portion of resale agreements are with investment grade counterparties in the G-7 countries (Canada, France, Germany, Italy, Japan, United Kingdom and the United States).